Filed Pursuant to Rule 424(b)(3)

Registration No. 333-252549

PROSPECTUS DATED MAY 9, 2022

PROSPECTUS

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027*	$956,125,025

*	U.S. Patents and Pending Patents

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND ARE NOT SUBJECT TO REGULATION THEREUNDER. THE SHARES DO NOT REPRESENT A DEPOSIT OR OBLIGATION OF, AND ARE NOT GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The Fund

The Metaurus Equity Component Trust (the “Trust”) is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The U.S. Equity Cumulative Dividends Fund—Series 2027 (the “Dividend Fund” or the “Fund”) is separate series of the Trust. The Dividend Fund is a commodity pool that will issue shares to shareholders (“Shareholders”) representing fractional undivided beneficial interests in, and ownership of, the net assets of the Dividend Fund (“Shares”). The Dividend Fund is a term fund that will terminate on or prior to December 31, 2027. Metaurus Advisors LLC (“Metaurus” or the “Sponsor”) is the sponsor, commodity pool operator and commodity trading advisor of the Dividend Fund.

The Trust qualifies as an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws.

The Dividend Fund employs a “passive management”—or indexing—investment approach designed to correspond to the performance of a particular index, before fees and expenses.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Metaurus U.S. Cumulative Dividends Index—Series 2027 (the “Metaurus Dividend Index” or the “Underlying Index”) over each calendar year. The Underlying Index is maintained and calculated by Solactive AG, which is an independent index sponsor and data provider.

The Dividend Fund seeks to track the Metaurus Dividend Index so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Metaurus Dividend Index and, therefore, the value of the Dividend Fund’s Shares, is affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends. The Dividend Fund intends primarily to invest its assets in the component instruments of the Metaurus Dividend Index, as well as in cash and/or cash equivalents. The component instruments of the Metaurus Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one-year period, the actual dividends paid by the S&P 500 constituent companies.

As a result of the fact that the Metaurus Dividend Index tracks S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until the maturity of the contracts, whereas the Dividend Fund expects to pay out monthly distributions, the market price and the NAV of the Dividend Fund are expected to be lower than the level of the Metaurus Dividend Index during the months between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract for that same year. Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the S&P 500 Dividend Points Index (Annual), before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Metaurus Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

In certain instances, the Dividend Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Dividend Fund (e.g., due to liquidity, arbitrage pricing or similar market factors).

The Dividend Fund will not employ leverage to implement its investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Dividend Fund may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Dividend Fund will not employ the type of investment leverage described above, it will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Dividend Fund will invest in could be described as having embedded leverage because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by the Dividend Fund through its investment in Treasury Securities.

The Dividend Fund will issue and redeem Shares, in one or more blocks of Shares called “Baskets”, in amounts as set forth below, solely to an institution that (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a member of the Depository Trust Company (“DTC”) and the National Securities Clearing Corporation (“NSCC”); (4) has entered into an agreement to act as an authorized participant of the Trust (an “Authorized Participant”); and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Dividend Fund. The size of the creation and redemption Baskets of the Dividend Fund are in blocks of 50,000 Shares.

During the continuous offering, Authorized Participants may offer from time-to-time Shares from any Basket they create, to the public.

The Dividend Fund’s Shares trade on the NYSE Arca, Inc. (“NYSE Arca”) under the symbol “IDIV.” The Fund issues and redeems Baskets to and from Authorized Participants in a continuous offering at the Fund’s net asset value (“NAV”). Shares offered to the public by Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of, and demand for, the Shares at the time of the offer. Such offering price may be higher than the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. Authorized Participants may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial advisors may receive fees from investors who purchase Shares through managed and other fee-based accounts. Such commissions and fees may vary from investor to investor.

Authorized Participants pay the Fund, via the Custodian, a transaction fee per Basket equal to $250.00 for the Dividend Fund. From this transaction fee, the Fund pays any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Fund in connection with an in-kind creation or redemption. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares in whole or in part on a cash basis by an Authorized Participant, such Authorized Participants pay an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to the Fund to pay for any transaction costs, fees and pricing differences associated with the purchase or disposition of any of the Deposit Instruments by the Fund.

THE SHARES ARE SPECULATIVE SECURITIES AND INVESTING IN THEM INVOLVES CERTAIN RISKS. READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 11 BEFORE INVESTING.

●	Each of the Sponsor and the Fund has limited performance history.

●	The Fund is exposed to the risks of commodity futures prices. Futures prices can be volatile and even a small movement in market prices could cause large losses.

●	You could lose all or substantially all of your investment in the Fund.

●	Due to market conditions, the Shares may trade at market prices lower than the Fund’s NAV per Share or than the value of the Fund’s Underlying Index. The Shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Metaurus Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Metaurus Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

●	Shareholders have limited statutory rights.

●	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of such Underlying Index or the Shares.

●	The Fund may not be able to replicate the return of its Underlying Index.

●	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 36.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

THE BOOKS AND RECORDS OF THE TRUST AND THE FUND WILL BE MAINTAINED AS FOLLOWS:

●	Basket creation and redemption books and records, accounting and certain other financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from futures commission merchants will be maintained at the offices of:

SEI Investments Global Fund Services

One Freedom Valley Drive

Oaks, PA 19456

●	All other books and records of the Fund (including marketing materials, minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030. The main business telephone number of the Fund and the Sponsor is (201) 683-7979.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.METAURUS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WITH RESPECT TO THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION. THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE. AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN THIS PROSPECTUS.

TABLE OF CONTENTS

PART ONE

DISCLOSURE DOCUMENT

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PART TWO: STATEMENT OF ADDITIONAL INFORMATION

COMMODITY FUTURES MARKETS	76
EXHIBIT A: PRIVACY NOTICE	Ex. A-1

You should rely only on the information contained or incorporated by reference in this prospectus. None of the Sponsor, the Trustee, the Fund, the Administrator, or the Distributor has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund, the Sponsor, the Authorized Participants, and the Distributor are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

All capitalized and defined terms appear in the “Glossary.”

ii

METAURUS EQUITY COMPONENT TRUST

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

May 9, 2022

PROSPECTUS SUMMARY

Investors should read the following summary together with the more detailed information in this prospectus before investing in Shares of any of the Fund, including under the caption “Risk Factors,” and all exhibits to this prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this prospectus.

For ease of reference, any references throughout this prospectus to various actions taken by the Fund are actually actions that the Trust has taken on behalf of the Fund.

Definitions used in this prospectus can be found in the Glossary on page 70.

THIS POOL HAS LIMITED PERFORMANCE HISTORY.

About this Prospectus

This prospectus is part of a registration statement that the Metaurus Equity Component Trust filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We filed a registration statement on Form S-1 (File No. 333-221591) with the SEC on June 12, 2017, which was declared effective on January 31, 2018 (the “Prior Registration Statement”). A subsequent registration statement was file on Form S-1 (File No. 333-252549) with the SEC on June 10, 2021, which was declared effective on July 15, 2021 (the “Immediately Prior Registration Statement”). Pursuant to Rule 415(a)(6), this prospectus covers a total of $956,125,025 of securities that were previously registered pursuant to the Prior Registration Statement and Immediately Prior Registration Statement, but which remain unsold as of the date hereof.

In this prospectus, we have provided to you a general description of the Shares being offered. We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

Structure of the Fund

Metaurus Equity Component Trust is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The Trust was organized with separate series rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The U.S. Equity Cumulative Dividends Fund—Series 2027 is a separate series of the Trust. The Fund is a commodity pool that issues shares to shareholders representing fractional undivided beneficial interests in, and ownership of, the net assets of the Fund. The Fund is a term fund that will terminate on or prior to December 31, 2027.

Metaurus Advisors LLC serves as the Trust’s Sponsor.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Metaurus U.S. Cumulative Dividends Index—Series 2027 over each calendar year. The Underlying Index is maintained and calculated by Solactive AG, which is an independent index sponsor and data provider (the “Calculation Agent” or “Solactive”).

The Dividend Fund seeks to track the Metaurus Dividend Index so as to provide its Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Metaurus Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s net asset value (“NAV”) attributable to the ordinary cash dividends accumulated by the S&P 500 Dividend Points Index (Annual) (the “Dividend Points Index”) for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts (as defined below) held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Metaurus Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

The Fund is a commodity pool as defined in the Commodity Exchange Act, as amended (“CEA”), and the applicable regulations of the Commodity Futures Trading Commission (“CFTC”). The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor is required to register under the Investment Company Act.

Shares Listed on the NYSE Arca

The Shares trade on the NYSE Arca, Inc. (“NYSE Arca”) under the symbol “IDIV” and are required to meet the NYSE Arca’s continued listing requirements. Market prices for the Shares may differ from the NAV per Share of the Fund, as discussed in this prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges. An indicative fund value is calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca every 15 seconds throughout each day on which the NYSE Arca is open for business, including any partial day opening (“Business Day”).

Creations and Redemptions of Baskets of Shares

In connection with the continuous offering of Shares by the Fund, the Sponsor will accept, or cause the Trustee (defined below) or another designee selected by the Sponsor to accept, orders placed by authorized participants of the Trust (“Authorized Participants”) for the creation or redemption of one or more blocks of Shares in amounts as set forth below (each, a “Basket”). The size of the creation and redemption Baskets of the Dividend Fund are in blocks of 50,000 Shares. Generally, the Trust’s creation and redemption of Baskets are expected to be executed through exchange for related position (“EFRP”) transactions, which are designed to achieve an in-kind creation and redemption mechanism.

The manner by which redemptions are made is dictated by the terms of the respective authorized participant agreement between an Authorized Participant and the Trust (“Authorized Participant Agreement”).

The Offering

The Fund issues Baskets to, and redeems Baskets from, Authorized Participants on a continuous basis. Authorized Participants are required: (i) to be registered as broker-dealers; (ii) to be registered futures commission merchants and/or clear through a registered futures commission merchant; (iii) to be participants of the Depository Trust Company (a “DTC Participant”) and members of the National Securities Clearing Corporation (“NSCC”); (iv) have entered into agreements to act as authorized participants of the Trust; and (v) to be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Fund.

Authorized Participants may sell Shares comprising the Baskets they purchased from the Fund to other investors at a per-Share offering price that will vary from the per-Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of the Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

No Authorized Participant will receive from the Fund, the Sponsor, the Distributor or any of their affiliates, any underwriting fee or other compensation in connection with their sale of Shares to the public. Authorized Participants may receive commissions from brokerage investors who purchase Shares through their brokerage accounts or fees from investors who purchase Shares through their fee-based accounts. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Trust is an Emerging Growth Company

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) subject to reduced public company reporting requirements under U.S. federal securities laws. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of the Fund’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. The Trust will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.0 billion or more in annual revenues; (ii) it having at least $700 million in market value of Shares being held by non-affiliates; (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering, on January 31, 2023.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust is choosing not to “opt out” of such extended transition period, and as a result, the Trust will not be required to comply with new or revised accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that the Trust’s decision to not opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Sponsor

Metaurus Advisors LLC, a limited liability company formed in the State of Delaware on September 15, 2016, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The registration of Metaurus as a commodity pool operator with the CFTC and its membership with National Futures Association (“NFA”) was approved on June 5, 2017. The Sponsor is also a registered investment advisor. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Fund, pools for which it is so registered. The address of Metaurus is 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030. The main business telephone number of Metaurus is (201) 683-7979.

The Sponsor is responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Fund, monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of its Underlying Index over each calendar year.

Administrator

SEI Investments Global Fund Services (“SEI” or the “Administrator”), a Pennsylvania corporation located at One Freedom Valley Drive, Oaks, PA 19456, serves as the administrator of the Trust and the Fund. The Administrator is unaffiliated with the Sponsor. The Administrator is responsible for the day-to-day administration of the Trust and the Fund, which includes valuing all of the portfolio holdings of the Fund and calculating the NAV of the Fund. The Sponsor may remove the Administrator and appoint a successor administrator pursuant to the provisions set out in the Administration Agreement.

Clearing FCM

The Fund uses Morgan Stanley & Co. LLC (“MS&Co.” or the “Clearing FCM”) located at 1585 Broadway, New York, NY 10036 as its Clearing FCM. As such, MS&Co. holds, on behalf of the Fund, positions in futures contracts and Treasury Securities, cash and cash equivalents as futures margin. Treasury Securities, cash and cash equivalents not held as futures margin is held by the Custodian (defined below). The Fund may engage additional and/or other futures commission merchants in the future.

Custodian and Transfer Agent

Brown Brothers, Harriman & Co. (“BBH” or the “Custodian”) located at 50 Post Office Square, Boston, MA 02110-1548 serves as registrar and transfer agent for the Fund as well as custodian of that portion of the Fund’s assets not held by the Clearing FCM. As Custodian, BBH: (1) makes receipts and disbursements of money on behalf of the Fund; (2) collects and receives all income and other payments and distributions on account of the Fund’s portfolio investments; (3) responds to correspondence from Shareholders, brokers and others relating to its duties; and (4) makes periodic reports to the Fund concerning the Fund’s operations.

Distributor

SEI Investments Distribution Co. (“SIDCO” or the “Distributor”), a wholly owned subsidiary of SEI located at One Freedom Valley Drive, Oaks, PA 19456, serves as the distributor of the Trust and the Fund. SIDCO is unaffiliated with the Sponsor. The duties of the Distributor include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Sponsor the receipt and delivery of the consideration transferred to, or by, the Fund in connection with each issuance and redemption of Baskets; and (3) assisting the Sponsor in marketing the Fund. The Sponsor may remove the Distributor and appoint a successor distributor pursuant to the provisions set out in the Distribution Agreement.

Trustee

Wilmington Trust, N.A., a national banking association located at 1100 N. Market Street, Wilmington, DE 19890, serves as the trustee of the Trust. The Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Sponsor. The Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Advisory Committee

The Fund maintains an advisory committee (the “Advisory Committee”) which, at the Sponsor’s discretion, may be consulted with on various matters concerning the operations of the Fund and any potential conflicts of interest involving the Fund. The Advisory Committee, upon request by the Sponsor, may make recommendations as to any changes in the Fund’s policy. Although the Sponsor is not obligated to consult or follow specific recommendations, the Sponsor intends to consult the Advisory Committee to exercise best practices in the management of the Fund for the benefit of its Shareholders. The Advisory Committee shall consist of two or more people including a majority of which are expected to be independent, non-affiliated persons of the Trust.

Break-Even Threshold

Assuming a selling price of $7.90 per Share, which equals the NAV per Share of the Dividend Fund as of April 30, 2022, in order for a hypothetical investment in Shares in the Dividend Fund to break even over the next 12 months, the investment would have to generate profits of 0.00% or $0.00 per annum per Share because the Fund’s expenses are currently offset in their entirety by the Fund’s expected interest income. The Fund’s expenses are currently estimated at approximately $0.07 or 0.88% of the NAV per Share as of April 30, 2022, and interest income is currently estimated at approximately $0.21 or 2.66% of the NAV per Share as of April 30, 2022. The Fund must not lose more than approximately $0.14 or 1.78% of the NAV per Share as of April 30, 2022 to be profitable.

For more information, please see the section “Break-Even Analysis” beginning on page 37.

Investment Objective of the Fund

The Fund employs a “passive management”—or indexing—investment approach designed to correspond to the performance of each Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Metaurus Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Metaurus Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Metaurus Dividend Index, as well as in cash and/or cash equivalents. The component instruments of the Metaurus Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its 10-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies is based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund is based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts.

The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one-year period, the actual dividends paid by S&P 500 constituent companies, as reflected in the change in the Dividend Points Index. There is expected to be a timing difference between the Dividend Fund’s distributions and the level of the Metaurus Dividend Index. While the Dividend Fund pays distributions to Shareholders monthly, the value of the annual S&P 500 Dividend Futures Contracts will not decline to reflect the actual payment of dividends until the next annual expiration date of such contracts. As a result of the fact that the Metaurus Dividend Index tracks the S&P 500 Dividend Futures Contracts, the values of which do not decline to reflect the payment of accrued dividends paid by S&P 500 constituent companies until the maturity of the contract, whereas the Dividend Fund pays out accrued dividends monthly, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Metaurus Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year-end. The Fund will use cash on hand and short-term borrowings to make such payments. The Dividend Points Index adjusts daily to reflect dividends that have already been paid up to that date. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Metaurus Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day. Please see “INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUND” on page 26 for more information.

Other Investments of the Fund and Leverage

In certain instances, the Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Fund (e.g., due to liquidity, arbitrage pricings or similar market factors).

The Fund will not employ leverage to implement its investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Fund may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Fund will not employ the type of investment leverage described above, they will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Fund will invest in could be described as having embedded leverage, because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by the Fund through its investments in Treasury Securities.

Terms of the Fund

The Fund expects to terminate on or about December 31, 2027, unless terminated earlier.

Summary of Risks You Should Consider Before Investing in the Fund

The Shares are speculative securities and investing in them involves considerable risk. Read this entire prospectus carefully, as well as information found in documents incorporated by reference in this prospectus and consider “Risk Factors” beginning on page 11 before investing.

●	The Fund has limited operating history. Therefore, you have limited performance history to serve as a factor for evaluating an investment in the Shares.

●	In seeking investment results that track the performance of the Underlying Index, the Fund is exposed to the risks of commodity futures prices, which can be volatile and unpredictable and subject to rapid and substantial changes.

●	You could lose all or substantially all of your investment in the Fund.

●	Due to market conditions, the Shares may trade at market prices lower than the Fund’s NAV per Share or lower than the value of the Fund’s Underlying Index. The Shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Metaurus Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Metaurus Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

●	As a Shareholder, you will not have the same statutory rights normally associated with ownership in certain other investment vehicles. For example, you will not have the right to select the Trustee, vote on certain matters relating to the Fund or take other actions normally associated with ownership of Shares.

●	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of that Underlying Index or the Shares.

●	The Fund may not be able to replicate the return of its Underlying Index.

●	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

Use of Proceeds

Proceeds received by the Fund from the issuance and sale of Baskets will consist of: (i) futures contracts, Treasury Securities and other financial instruments designed to track the Fund’s Underlying Index (“Deposit Instruments”), together with the deposit of a specified cash payment (“Cash Component”) in the case of a creation through an EFRP transaction, which is designed to achieve an in-kind creation process, as described below; or (ii) cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. In the case of a cash creation, the Fund intends to use the cash to purchase Deposit Instruments. The Deposit Instruments and cash received from an in-kind creation will be posted with the Custodian or the Clearing FCM, as necessary. The Deposit Instruments will be held by the Fund in its accounts with the Custodian or with the Clearing FCM until they are liquidated to pay any expenses and liabilities of the Fund.

Who May Subscribe

Baskets may be created and redeemed only by an Authorized Participant that must:

(i)	be a registered broker-dealer;

(ii)	be a registered futures commission merchant and/or clear through a registered futures commission merchant;

(iii)	be a DTC Participant and a member of the NSCC;

(iv)	have entered into an Authorized Participant Agreement with the Trust; and

(v)	be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from the Fund.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of Deposit Instruments and/or the Cash Component for such creations or redemptions. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

Charges

Management Fee

The Dividend Fund pays the Sponsor a Management Fee equal to 0.87% per year of the Dividend Fund’s average daily net assets, calculated and payable monthly in arrears, or pro rata for any partial month.

Average daily net assets are calculated by dividing the month-end net assets of the Fund by the number of calendar days in such month, or pro rata for any partial month, as applicable. The Management Fee is paid by the Fund in consideration of the services provided by the Sponsor to the Fund, including procuring the services of the Fund’s service providers and the Sponsor’s payment of certain related fees and expenses that would otherwise have been payable by the Fund.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants pay the Fund a transaction fee per Basket equal to $250.00 with respect to the Dividend Fund. From this transaction fee, the Fund pays any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Fund. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participant pays an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to the Fund to pay for any additional transaction costs and fees and price changes associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM and may be subject to change from time to time. The Sponsor has paid creation fees and may, in its sole discretion, continue to pay creation fees and/or redemptions fees, in whole or in part, on behalf of Authorized Participants. However, the Sponsor is under no obligation to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trading and Transaction Costs and Fees

The Fund pays (or reimburses the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.01% of the NAV of the Dividend Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by the Fund.

Extraordinary Fees and Expenses

The Fund pays all of the Fund’s extraordinary fees and expenses, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring or unusual fees and expenses such as: (a) subsequent offering expenses; and (b) litigation costs, legal claims and liabilities – both formal and threatened – and the incurring of legal fees and expenses, and the settlement of claims and litigation, and any permitted indemnification payments related thereto including without limitation, (1) fees and expenses in connection with bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation; and (2) formal or informal regulatory investigation-related fees or expenses and liabilities. The Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Net Asset Value

The NAV per Share for the Fund is determined by dividing the NAV of the Fund by the number of outstanding Shares. The NAVs of the Fund will be determined as soon as practicable after the close of regular trading of the Shares on the NYSE Arca (normally 4:00 P.M. ET) on each Business Day. The Fund’s NAV on a Business Day is obtained by subtracting accrued expenses and other liabilities borne by the Fund, if any, from the total value of the assets held by the Fund, as of the time of calculation. The Administrator is responsible for making these determinations.

Clearance and Settlement

The Shares are issued only in book-entry form. Transactions in Shares will clear through the facilities of the Depository Trust Company (“DTC”). You may hold your Shares directly or indirectly through DTC Participants.

Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly based on the actual dividends accrued in the Dividend Points Index during the preceding month, less an amount necessary to fund such distributions. Such distributions are expected to, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. The NAV of the Dividend Fund (and correspondingly, its market trading price) is expected to be lower than the level of the Metaurus Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Metaurus Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s shares to the Metaurus Dividend Index. Such distributions may consist of ordinary income, capital gains and/or return of capital. The Dividend Fund’s capital gain dividends, if any, for a calendar year may include any net unrealized appreciation in its futures contracts that expire in future calendar years. The Dividend Fund also reserves the right to declare additional special distributions in its sole discretion.

Voting Rights

Except in limited circumstances, you will not have voting rights with respect to your Shares.

Termination Events

The Fund may be dissolved by the Sponsor for any reason with notice to the Shareholders. The Sponsor intends to dissolve the Fund on or about December 31, 2027, after which the Fund will be orderly liquidated.

Limitation on Liability and Indemnification Obligations

The amended and restated declaration of trust between the Sponsor and the Trustee (the “Trust Agreement”), the Administration Agreement, the Custody TA Agreement, the Futures Account Agreement and the Distribution Agreement (each, as defined herein) include customary exculpation and indemnification provisions with respect to each of the Sponsor and the Trustee, the Administrator, the Custodian, the Clearing FCM and the Distributor, as applicable, as well as certain other covered persons.

To the extent that the Fund is required to indemnify any such persons, the Fund may have to sell assets in order to fund such indemnification obligations, which would reduce the NAV of the Shares and may result in adverse tax consequences to Shareholders. Any loss by Shareholders will be limited to the amount invested in the Shares.

Certain U.S. Federal Income Tax Consequences

As discussed under “Certain U.S. Federal Income Tax Consequences” herein, the Fund is classified as a separate partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Fund generally will not incur U.S. federal income tax liability at the entity level. Instead, you will be required to take into account your allocable share of the Fund’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability. Please see “Risk Factors—Risk Factors Relating to Taxes” and “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Principal Offices; Location of Records; Fiscal Year

The principal office of the Trust is located at c/o Metaurus Advisors LLC, 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030. The main business telephone number of the Trust is (201) 683-7979, and the website of the Trust is www.metaurus.com. The principal office of the Trustee is located at 1100 N. Market Street, Wilmington, DE 19890.

The books and records of the Fund is maintained as follows: all basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from registered futures commission merchants and broker-dealers and banks are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, PA 19456.

All other books and records of the Fund (including marketing materials, minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of the Fund ends on December 31 of each year.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. The Fund may not achieve its investment objectives and an investment in the Fund is not by itself a complete or balanced investment program. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus, as well as information found in documents incorporated by reference into this prospectus.

Principal Risks of the Fund

These risk factors may be amended, supplemented or superseded by risk factors contained in any prospectus supplement, post-effective amendment or other prospectus filing filed with the Securities and Exchange Commission (“SEC”) in the future.

Risk Factors Relating to the Fund

New Fund, New Strategies and New Futures Contract Risk.

NEITHER THIS POOL OPERATOR (TRADING MANAGER, IF APPLICABLE) NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Fund could ultimately be forced to liquidate prior to its scheduled maturity date in December 2027. In addition, the Fund is based on a novel investment strategy that has not been tested in the market. No assurance can be given that the strategy will be successful. The success of the Fund is dependent upon its ability to purchase or sell S&P 500 Dividend Futures Contracts. In the event that the S&P 500 Dividend Futures Contracts were to cease trading, the Fund may be required to liquidate prior to its scheduled termination date in December 2027.

You may lose your entire investment in the Fund.

No assurance can be given that the returns of the Fund will adequately compensate you for the risk of investing in the Fund. You should not commit money to the Fund unless you have the resources to sustain the loss of your entire investment in the Fund. Although the amount of any losses to holders in the Dividend Fund will be mitigated by the distributions made by the Fund, Shareholders in the Fund still may lose their entire investments.

The Sponsor is relatively recently formed.

The Sponsor is relatively recently formed and has not previously managed an investment vehicle. As a result, investors may not have a sufficient track record from which to assess the Sponsor, and the Sponsor may not achieve the intended results in managing the Fund.

Deregistration of Metaurus as a commodity pool operator could adversely impact the Fund.

Metaurus is registered with the CFTC as a commodity pool operator. If the CFTC were to terminate, suspend or revoke Metaurus’ registration as a commodity pool operator, for example, Metaurus would withdraw as the Trust’s Sponsor and the Fund’s operations would be disrupted. If Metaurus ceases to be Sponsor of the Trust, then Metaurus would no longer be responsible for paying any of the ordinary expenses and liabilities that it has agreed to pay with respect to the Fund. If the new sponsor does not agree to pay such expenses and liabilities, in such case, the Fund would be required to liquidate its assets in order to pay such expenses. This would reduce the NAV of the Shares and could result in adverse tax consequences to you.

The Trust qualifies as an emerging growth company subject to reduced public company reporting requirements.

The Trust qualifies as an “emerging growth company” as defined in the JOBS Act. The Trust has elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, which election is irrevocable. For so long as the Trust remains an emerging growth company, it will be subject to reduced public company reporting requirements. Among other things, emerging growth companies are exempt from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act, are exempt from certain “say on pay” provisions of the Dodd-Frank Act, and are subject to reduced disclosure requirements relating to executive compensation and audited financial statements. The Trust may take advantage of the exemptions and scaled requirements applicable to emerging growth companies until its status as an “emerging growth company” lapses on January 31, 2023 or earlier, depending on asset growth.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may, in its discretion, suspend the right of creation or redemption of Shares or may postpone the purchase or redemption settlement date of Shares. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation and/or redemption privileges may also adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings. Suspensions may also affect the willingness of firms to act as Authorized Participants of the Fund, which could affect the Fund’s ability to trade.

Authorized Participants may withdraw from participation in creating and redeeming Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants in creating and redeeming Shares, which could adversely affect the market price of the Shares. In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Unanticipated operational or trading problems may arise.

The mechanisms and procedures governing the in-kind creation and redemption of the Shares through EFRPs have been developed specifically for the Fund and is relatively new. Consequently, there may be unanticipated problems or issues with respect to the mechanics that could have a material adverse effect on an investment in the Shares.

Claims to intellectual property rights could result in expenses or damages payable by the Fund.

Competing claims over ownership of and rights to relevant intellectual property could adversely affect the Fund or an investment in the Shares. While the Sponsor believes that it has all of the intellectual property rights necessary to operate the Fund in the manner described in this prospectus, third parties may allege or assert ownership of and rights to intellectual property that may be related to the design, structure and/or operation of the Fund or the Underling Indexes. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law may adversely affect the Fund and the value of the Shares, resulting in expenses or damages payable by the Fund or the suspension of activities or termination of the Fund. Invalidation of intellectual property rights of the Sponsor may allow other sponsors to copy the structure of the Fund, which may adversely affect liquidity of the Fund and economies of scale that can result from increases in size of the Fund and which generally benefit Shareholders. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the Fund’s businesses.

Intellectual property litigation or claims could force the Sponsor to do one or more of the following:

●	cease operations or change the design and/or structure of the Fund or the Underlying Index, in either case, to the extent the Fund or Underlying Index incorporates the asserted intellectual property, which would adversely affect the Fund’s NAV and the value of the Shares;

●	pay substantial damages for past use of the asserted intellectual property;

●	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and/or

●	in the case of trademark claims, redesign or rename the Fund or renegotiate a licensing agreement relating to the Underlying Index to avoid infringing on the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming even if it is possible.

An adverse determination in an intellectual property suit or proceeding or the Fund’s failure to license essential technology could harm the Fund’s financial condition and the value of your Shares could decline.

Market prices of futures contracts can be extremely volatile.

It is possible that futures contracts, such as S&P 500 Index Futures Contracts and S&P 500 Dividend Futures Contracts, will experience a high degree of price volatility and are subject to occasional rapid and substantial changes. If this were to occur, the NAV of the Shares could change substantially and in a rapid and unpredictable manner. This would expose your investment in Shares to potential losses if you wanted to sell your Shares at a time when the value of futures contracts held by the Fund or the market price of the Shares were lower than when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares. You could lose all or substantially all of your investment in the Fund.

The Trust’s transactions in futures may be executed through EFRP transactions or block or other transactions that are not executed through the applicable exchange’s central order book. That may expose the Fund to price risk.

The market price and NAV of the Shares may differ.

The NAV per Share will change as fluctuations occur in the market value of the instruments held in the Fund’s portfolio. Investors should be aware that the public trading price of the Shares may differ from the NAV of the Shares (i.e., Shares may trade at a premium over, or a discount to, their NAV). Consequently, an Authorized Participant may be able to create or redeem Shares in a Basket at a discount or premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the Deposit Instruments. You should note that the size of the Fund in terms of total assets is expected to change over the term of the Fund and from time-to-time as Baskets are created and redeemed. In addition, the size of an investment in the Dividend Fund will diminish steadily over its life, as a result of the monthly distributions paid by the Dividend Fund, a portion or all of which will constitute return of principal.

Lack of active trading in the Shares may result in losses.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares. Although the Shares are listed and traded on the NYSE Arca, no guarantee can be given that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that which you would receive if an active market existed.

An NYSE Arca trading halt or delisting may make it impossible to sell your Shares.

The NYSE Arca may halt or suspend trading in the Shares or elect to delist the Shares which would adversely impact your ability to sell your Shares. Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. No assurance can be given that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will likely be terminated if its Shares are delisted.

Speculative position and trading limits may reduce profitability.

The CFTC, the CME and/or other U.S. futures exchanges have established “speculative position limits” on the maximum net long or net short position which any person or group of persons may hold or control in particular futures, options on futures contracts and swaps that perform a significant price discovery function. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. The single month position limit for the (i) annual S&P 500 Dividend Futures Contracts is 60,000 net futures equivalent contracts prior to the spot-month effective date, and (ii) quarterly S&P 500 dividend futures contracts is15,000 net futures equivalent contracts prior to the spot-month effective date. The all month limit for E-mini S&P 500 Index futures contracts is 300,000 net futures equivalent contracts. The Sponsor believes that established speculative position and trading limits will not materially adversely affect trading for the Fund. The trading instructions of the Sponsor, however, may have to be modified, and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions. Further, in order to comply with such limits, it may be necessary for the Fund to stop issuing Baskets of Shares or to redeem existing Baskets of Shares.

In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and option contracts and physical commodity swaps that are “economically equivalent” to such contracts. If enacted, these rules could require the Sponsor to liquidate positions of the Fund to comply with the limits.

Your ownership rights as a Shareholder are limited.

As a Shareholder, you will not have the rights normally associated with ownership of other types of shares, such as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to select a trustee, to vote on certain matters regarding the Fund, or to take other actions normally associated with the ownership of shares. You will have to rely on the fiduciary duty and judgment of the Sponsor and Trustee in connection with the management of the Fund. You will have only limited statutory rights.

Furthermore, as a Shareholder, you will not have the right to receive, or have any direct rights in, the instruments of the Fund, except with respect to the redemption of one or more Baskets by an Authorized Participant if effected on your behalf and rights to receive distributions on the Shares, including expected monthly distributions (for a portion of the term) of the Dividend Fund. You have no right to redeem your Shares.

No independent experts will represent the Shareholders of the Fund.

The Sponsor has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of an investment in Shares.

Indemnification obligations of the Fund may result in losses.

The Trust Agreement includes customary indemnification provisions with respect to each of the Sponsor and the Trustee and their respective affiliates and their respective directors, officers, principals, representatives, partners, managers, agents, employees and members, the material terms of which are disclosed in this prospectus. The Fund will also have indemnification obligations pursuant to certain service provider agreements including the Administration Agreement, the Custody TA Agreement, the Futures Account Agreement and the Distribution Agreement. The value of the Shares will be adversely affected if the Fund is required to indemnify any such parties. In such an event, the Fund would be required to liquidate assets in order to fund such indemnification obligations, which would reduce the NAV of the Shares and could result in adverse tax consequences to you.

Shareholders will not have any protections provided by the Investment Company Act.

You will not have the protections provided to investment companies registered with the SEC under the Investment Company Act. The Fund is neither a mutual fund nor other type of “investment company” within the meaning of the Investment Company Act, nor is it subject to regulation under that Act. Therefore, you do not have the protections provided by this statute.

Authorized Participants may not engage in creation or redemption transactions with the Fund.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of financial institutions that may act as Authorized Participants. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with the Fund and no other Authorized Participant steps in, Shares of the Fund may trade like closed-end fund Shares at a significant discount to NAV and may face delisting from the NYSE Arca. Because the Fund is a new fund that is part of a new fund family, the Fund may have more difficulty than an established fund or fund family in securing Authorized Participants and obtaining Shareholders to spread the costs associated with operating the Fund.

Borrowing by the Fund may affect its Share price.

The Fund does not intend to employ leverage to implement its investment strategies. However, if the Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off.

A counterparty might default on payment obligations to the Fund.

The Fund is subject to the risk that a counterparty to a financial instrument may default on its payment obligation to the Fund. Such a default may cause the value of an investment in the Fund to decrease.

Exchange for related position transactions may expose the Fund to counterparty risk.

The Fund creates and redeems Shares on an in-kind, partial in-kind or cash basis. In connection with these in-kind creations and redemptions, the Fund enters into transactions with Authorized Participants where Baskets of Shares of the Fund are exchanged for corresponding futures contracts, together with Treasury Securities and cash, as part of the creation and redemption process. These in-kind EFRP transactions may expose the Fund to counterparty risk during the interim period between the exchange of the Shares and the receipt for the corresponding futures contracts, Treasury Securities and cash. Generally, the counterparty risk from the EFRP transaction will exist only for a short period of time on the day of execution until the following business day.

There is no guarantee that the Fund will achieve a high degree of correlation to its Underlying Index and therefore achieve its investment objective.

Market disruptions and regulatory restrictions could have an adverse effect on the Fund’s ability to adjust its exposure to the required levels in order to track an Underlying Index. Errors in index data, index computations and/or the construction of an Underlying Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the provider of the Underlying Index for a period of time or at all, which may have an adverse impact on the Fund and its Shareholders. Further, there is a risk that Solactive could cease to make the index available for use by the Fund, which likely would require the Fund to change the index it tracks.

The futures contracts or other instruments in which the Fund invests may become less liquid.

Investments that are less liquid or that trade less can be more difficult or more costly to buy, or to sell, compared to other more liquid or active investments. This liquidity risk is a factor of the trading volume of a particular investment, as well as the size and liquidity of the market for such an investment. The large size of the positions which the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Fund will typically invest in financial instruments that are components of one index. A lack of liquidity could have a negative effect on the Fund’s ability to achieve its investment objective and may result in losses to its Shareholders. Because the Dividend Fund may, at any point in time, represent a significant amount of the open interest in S&P 500 Dividend Futures Contracts, large redemptions out of the Fund may adversely affect the liquidity or market price of the futures contracts held or sold by the Fund and therefore may affect the Shareholders of the Fund.

Your investment in the Fund may lose value due to general market decline.

If there is a general decline in the securities and other markets, your investment in the Fund may lose value, regardless of the individual futures contracts and other instruments in which the Fund invests. Market risk is the risk that the markets on which the Fund’s investments or reference assets trade will increase or decrease in value. Prices may fluctuate widely over short or extended periods in response to company, market or economic news. Markets also tend to move in cycles, with periods of rising and falling prices. In addition, there is a risk that policy changes by the U.S. government, Federal Reserve System (the “Federal Reserve”), or other government actors, which could include increasing or decreasing interest rates or taxation of Shares or of the instruments in which the Fund invests, could cause increased volatility in financial markets and could lead to higher levels of redemptions, which could have a negative impact on the Fund.

Risk of investing in a passively managed pooled investment vehicle.

The Fund is passively managed and therefore may not liquidate its positions in a financial instrument due to current or projected underperformance of such instrument.

Shareholders may pay more than NAV when purchasing Shares, and receive less than NAV when selling Shares.

Although it is expected that the market price of the Shares of the Fund will approximate the Fund’s NAV, there may be times when the market price of the Shares is more than the NAV intra-day (premium) or less than the NAV intra-day (discount). This risk is heightened in times of market volatility or periods of steep market declines.

Investors buying or selling Shares in the secondary market will normally pay brokerage commissions.

Brokerage commissions paid for buying or selling Shares in the secondary market are often a fixed amount and may be a significant proportional cost for investors buying or selling relatively small amounts of Shares. Secondary market trading in Shares may be halted by the NYSE Arca because of market conditions or other reasons. If a trading halt occurs, a shareholder may temporarily be unable to purchase or sell Shares of the Fund. In addition, although the Shares are listed on the NYSE Arca and trade over-the-counter, there can be no assurance that an active trading market for the Shares will develop or be maintained.

The Fund’s performance may experience tracking error.

Tracking error is the divergence of the Fund’s performance from that of its Underlying Index. Tracking error may occur due to differences between the financial instruments held in the Fund’s portfolio and those included in an Underlying Index.

Tracking error may occur for other reasons, such as differences in the timing of the accrual and payment of distributions, tax gains or losses, changes to the Underlying Index or the costs of complying with various new or existing regulatory requirements. Investors in the Dividend Fund, for example, will experience tracking error during the course of a calendar year because the Dividend Fund intends to make monthly payouts to investors designed to track actual monthly dividend accruals embedded in the S&P 500 Dividend Futures Contracts while the Metaurus Dividend Index will not reflect these prior payments until year-end. However, the amount of this difference is expected to be directly proportional to the cumulative dividends that have been paid by the Dividend Fund since the prior dividend futures expiry date. Upon expiration of the S&P 500 Dividend Futures Contract for the current year, the Metaurus Dividend Index will adjust down by the full value of the current year’s dividends, and the Metaurus Dividend Index can be expected to converge with the Dividend Fund’s NAV at that time. Because of this timing difference, the Dividend Fund can be expected to trade at a discount to the Metaurus Dividend Index during this interim period each year of the Dividend Fund’s term. Investors purchasing Shares of the Dividend Fund at the beginning of a calendar year are less likely to experience tracking error than those purchasing interests in the Dividend Fund in the last months of the year. Index tracking risks may be heightened during times of increased market volatility or other unusual market conditions. Tracking error may also result because the Fund incurs fees and expenses or makes borrowings, while an Underlying Index does not. Tracking error may negatively affect the Fund’s performance compared to the performance of its Underlying Index.

The characteristics of Treasury Securities may change.

Treasury Securities may differ from other securities in terms of their interest rates, maturities, times of issuance and other characteristics, and may provide relatively lower returns than those of other securities. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the Fund’s Treasury Securities to decline. As a result, the value of Treasury Securities held by the Fund may not always be available to offset the Fund’s obligations under corresponding futures contracts holdings.

Reverse repurchase agreements may cause the Fund to lose money.

The Fund may enter into reverse repurchase agreements involving the Treasury Securities held by the Fund. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the Treasury Securities subject to a reverse repurchase agreement and the value of the collateral held by the Fund, including the value of the investments made with cash collateral, is less than the value of such Treasury Securities. These events could also trigger adverse tax consequences to the Fund.

The Fund’s NAV may change rapidly in value.

The Fund may have investments that appreciate or decrease significantly in value over short periods of time. This may cause the Fund’s NAV per share to experience significant increases or declines in value over short periods of time.

As a term fund, the Fund is subject to certain risks.

Because the Fund has a designated maturity date, you may lose an investment opportunity that would be possible if you held the Deposit Instruments directly beyond the maturity date of the Fund. Moreover, new investors generally will elect not to invest in the Fund as it nears maturity and existing investors may elect to sell its Shares or redeem through an Authorized Participant. As a result, the size of the Fund is expected to decrease as it nears maturity and the impact of Fund expenses is expected to increase as a result.

Adverse changes in the value or level of the underlying asset or index of a futures contract can result in a loss to the Fund substantially greater than its investment in such derivative.

Adverse changes in the value or level of the referenced asset or index underlying futures contracts, which the Fund will not directly own, can result in a loss to the Fund that is substantially greater than the amount invested in the futures contract itself. In general, a futures contract typically involves embedded leverage, i.e., the futures contract provides exposure to potential gain or loss from a change in the level of the market price of the underlying security, currency, commodity or index in a notional amount that exceeds the amount of cash or assets required to establish or maintain the futures contract. The use of futures contracts also exposes the Fund to additional risks and transaction costs. These instruments have a wide range of potential risks and rewards. Futures contracts are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of S&P 500 Dividend Futures Contracts held by the Fund are: (a) increased volatility as a result of the futures being based on the Dividend Points Index and exposed to the market on which they trade; (b) the possible lack of a liquid secondary market for S&P 500 Dividend Futures Contracts and the resulting inability to close S&P 500 Dividend Futures Contracts when desired; (c) losses caused by unanticipated market movements; (d) trading restrictions or limitations may be imposed by the exchange on which the S&P 500 Dividend Futures Contracts are traded, and government regulations may restrict trading in futures contracts; (e) if the Fund has insufficient cash to meet margin requirements, the Fund may need to sell investments, including at disadvantageous times; (f) the values of the S&P 500 Dividend Futures Contracts may not correlate perfectly with the Dividend Points Index and/or the dividends paid by S&P 500 constituent companies; or (g) the Fund may incur losses due to posting of collateral against futures positions.

The amount of actual and expected dividend payments will vary over time.

The Dividend Points Index amount and the expected amount of such dividend payments reflected in the prices of the S&P 500 Dividend Futures Contracts held by the Fund generally are not constant and will vary from year to year and month to month. Companies and industries that have not historically paid dividends and companies and industries that have decreased their dividend payouts may commence paying dividends or raise their dividend payments. Changes in tax laws or other regulations may make payment of dividends by constituent companies of the S&P 500 and/or receipt of dividends by investors more or less favorable. These changes can happen without warning and the variation in the value of actual dividends and expected dividends from month to month can be significant. Further, as with other financial instruments based on future values, the expected dividend payments reflected in the prices of the Fund’s portfolio holdings may go up or down as a result of uncertainty of information, perceived differences in the value of the instruments over time, changes in supply and demand, and other factors. Each of these factors could have a negative impact on the performance of the Fund and cause the Fund’s returns to vary significantly from period to period.

If the actual dividends paid by S&P 500 constituent companies and the expected amount of future dividend payments reflected in the prices of the Fund’s futures holdings increase, the value of an investment in the Fund should increase. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the portfolio holdings of the Fund may be higher or lower than expected for a variety of reasons, including an actual or potential improvement or decline in the health of the overall economy, higher or lower than expected corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. The value of expected dividend payments reflected in the prices of instruments purchased and sold by the Fund reflects only ordinary dividends, not extraordinary, special or non-cash dividends.

The value of the Fund may decrease due to changes in interest rates.

Interest rate risk refers to the fluctuations in value of a Treasury security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued Treasury Securities, and a decline in general interest rates will tend to increase their value. Treasury Securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. For fixed rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of Treasury Securities may, however, affect the value of the Fund’s assets. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are near historic lows.

Authorized Participant Concentration Risk.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Fund. The Fund may have relationships with a limited number of institutions that act as Authorized Participants. To the extent these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able to step forward to create or redeem Baskets, Shares of the Fund may trade at a discount or premium to NAV and possibly face trading halts and/or delisting.

Substantial Interests of the Fund are Held by a Small Number of Investors and Authorized Participants.

A substantial portion of the Shares of the Fund is held by a small number of investors, Beneficial Owners and Authorized Participants. Additionally, at any future time, and from time to time, a substantial portion of the Shares of the Fund may be held by one or a small number of investors (including the Sponsor or an affiliate of the Sponsor), Beneficial Owners and/or Authorized Participants. Such investors may hold their investments in the Fund for a specified period of time to allow the Fund to achieve size or scale. There can be no assurance that any such entity would not redeem its investment or that the size of the Fund would be maintained at such levels. In the event of substantial redemptions of Shares by one or more of these persons, the Fund could be impacted adversely, which may lead to the Shares being delisted and the Fund being wound up.

Natural Disaster/Epidemic Risk.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local, and regional supply chains affected, with potential corresponding results on the operating performance of the Fund. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies. These circumstances may adversely impact the Fund’s performance and the Fund’s ability to bring in new investors. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third-party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, commodity prices, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s Underlying Index. These factors can cause substantial market volatility, exchange trading suspensions and closures, changes in the availability of and the margin requirements for certain instruments and can impact the ability of the Fund to complete redemptions and otherwise affect the Fund’s performance and the Fund’s trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these could have a significant impact on the Fund’s performance and the Fund’s ability to grow, resulting in losses to your investment and higher proportional costs for investors than would be the case if there were more investors.

Principal Risks of the Dividend Fund

The Dividend Fund may suffer substantial losses and additional asset reductions as a result of distributions.

It is possible for the Dividend Fund to suffer substantial investment losses and simultaneously experience additional asset reductions as a result of its distributions to Shareholders. The Dividend Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender to pay the Dividend Fund’s monthly distributions. To the extent the Dividend Fund’s assets decrease significantly, it may be difficult or impossible to manage the Dividend Fund, resulting in an early liquidation of the Dividend Fund.

The amount of actual dividend payments made by S&P 500 constituent companies may vary from the distribution amounts the Dividend Fund will pay.

The Dividend Fund intends to make distributions to Shareholders that, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The amount of actual dividend payments made by S&P 500 constituent companies may, however, vary from the amount the Dividend Fund pays, including if the value of the short-term Treasury Securities held by the Dividend Fund decreases due to a rise in short-term interest rates or other reasons or due to fees and expenses associated with such distributions.

The value of the Dividend Fund may decrease due to decreases in actual or expected dividend payments.

The value of an investment in the Dividend Fund is expected to decrease, and your investment may lose money, if the expected or actual dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings decreases. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings may be lower than expected for a variety of reasons, including an actual or potential decline in the health of the overall economy, lower corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. In addition, the value of expected dividend payments reflected in the prices of instruments held by the Dividend Fund reflects only ordinary dividends, not special dividends. Therefore, the value of your investment in the Dividend Fund is not expected to increase in response to the issuance of any special dividends paid by S&P 500 constituent companies. The monthly dividends paid by the Dividend Fund may be less than the payment under the S&P 500 Dividend Futures Contracts at year-end due to the costs incurred by the Dividend Fund to make such monthly payments before the cash amount has been received.

Inflation may decrease the value of the Dividend Fund’s distributions.

When inflation increases, there is a risk that the value of assets or income from investments, including the value of the Dividend Fund’s distributions, will be less in the future as the value of money decreases.

Other Risks of Investing in the Fund

The following section provides additional information regarding certain additional risks of investing in the Fund.

Fees and expenses of the Fund may be substantial.

The NAV of the Shares will be reduced by fees and expenses of the Fund, which may be substantial. The Fund therefore must make substantial profits on its investments to avoid depletion or exhaustion of its assets from these fees and expenses.

The amount of the Fund’s expenses is subject to a variety of factors, including fluctuations in the Fund’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Fund’s net assets decrease due to market declines, redemptions or return of capital distributions, the Fund’s expenses will increase as a percentage of the Fund’s net assets. During periods of high market volatility, these increases in the Fund’s expense ratio could be significant.

Although the compositions of the Underlying Index is intended to remain static, certain conditions may cause a change in the instruments that compose the Underlying Index. In this event, these changes could increase portfolio turnover, which may increase the Fund’s brokerage commission costs and negatively impact the Fund’s performance.

Additionally, active market trading of the Fund’s Shares on the NYSE Arca or in the over-the-counter market could cause more frequent creation and redemption activities which could increase the number of portfolio transactions. Frequent and active trading may lead to higher transaction costs to the Fund resulting from such transactions, particularly if the Fund engages in partial or full cash creations and redemptions rather than in-kind creations and redemptions using EFRP transactions.

Regulatory changes could restrict the Fund’s operations and increase its operational costs.

Th Fund is subject to the risk that a change in U.S. law, including tax law, and related regulations may materially and adversely affect the Fund, impacting the way the Fund operates, increasing the particular costs of the Fund’s operations and/or changing the competitive landscape of the Fund.

For example, the regulatory environment for the S&P 500 Dividend Futures Contracts in which the Fund will invest is evolving, and substantial changes in the regulation or taxation of such instruments are likely to materially affect the ability of the Fund to pursue its investment strategies.

Conflicts of interest exist in the structure and operation of the Fund’s business.

Conflicts of interest exist in the structure and operation of the Fund’s business. These conflicts include:

●	the Sponsor, the Fund’s and their principals and/or affiliates may trade for their own accounts or for clients and may take competing positions or positions opposite to or ahead of those taken for the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed by the Fund; and

●	other funds sponsored by the Sponsor in the future may compete with the Fund in entering into investments.

A further discussion of the Fund’s conflicts can be found under “Conflicts of Interest” on page 49.

Potential failure of the Fund’s futures commission merchant.

CEA Section 4d(a)(2) requires a registered futures commission merchant to segregate funds deposited in a customer’s commodity futures account. Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash and Treasury Securities, and other money market instruments, if any, in the Fund’s segregated account as customer funds on behalf of the Fund. At any time that the Clearing FCM or its principals or employees own 10% or more of the units of the Fund, the cash deposited will not be segregated as provided in Section 4d(a)(2) of the CEA and CFTC regulations because the Fund’s account will fall within the CFTC’s definition of a proprietary account, and the Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. Further, if the Clearing FCM fails to properly segregate customer funds, the Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. In addition, under certain circumstances, such as the inability of another customer of the Clearing FCM, or the Clearing FCM’s own inability to satisfy substantial deficiencies in such other customer’s account, the Fund may be subject to a risk of loss of its funds on deposit due to the bankruptcy of a fellow customer even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Fund might recover only a pro rata portion of the property available for distribution to all of the Clearing FCM’s customers. If no property is available for distribution, the Fund would not recover any of its assets.

The Sponsor, the Fund and their service providers and their respective operations are potentially vulnerable to cyber-security attacks or incidents.

Like other business enterprises, the use of the internet and other electronic media and technology exposes the Sponsor, the Fund and their service providers, and their respective operations, to potential risks from cyber-security attacks or incidents (collectively, “cyber events”). Cyber events may include, for example, unauthorized access to systems, networks or devices, infection from computer viruses or other malicious software code, mishandling or misuse of information and attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. In addition to intentional cyber events, unintentional cyber events can occur. Unintentional cyber events may include, for example, the inadvertent release of confidential information, the mishandling or misuse of information and/or technological limitations or hardware failures (in the markets or otherwise) that constrain the Fund’s ability to gather, process and communicate information efficiently and securely, without interruption.

Any cyber event could adversely affect the Fund’s business, financial condition or results of operations and cause the Fund to incur financial loss and expense, as well as face exposure to regulatory penalties or legal claims, reputational damage and additional costs associated with corrective measures. A cyber-security breach could also jeopardize a Shareholder’s personal, confidential, proprietary or other information processed and stored in, and transmitted through, the Sponsor’s, the Trustee’s, the Calculation Agent’s or a service provider’s computer systems. A cyber event may cause the Fund or its service providers to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate the Fund’s NAV, or allow investors to transact business) and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support the Fund or its service providers.

The nature of malicious cyber-attacks is becoming increasingly sophisticated and neither the Sponsor nor the Fund can control the cyber systems and cyber-security systems or other third-party service providers.

Tax Risk Factors

The Fund’s investments in derivative instruments, such as S&P 500 Dividend Futures Contracts, will generally not generate income eligible to be treated as qualified dividend income and therefore will not be eligible for reduced rates of taxation when allocated to individual Shareholders or be eligible for the dividends-received deduction when allocated to corporate Shareholders. Distributions are subject to recharacterization for tax purposes. The Fund can make certain investments, the treatment of which for these purposes is unclear. If, in any year, the Fund were to fail to qualify for tax treatment as a partnership, and was ineligible to, or did not cure such failure, the Fund may become taxed in the same manner as an ordinary corporation subject to U.S. federal income tax on all its income at the fund level. The resulting taxes could substantially reduce the Fund’s net assets.

The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset. Derivatives may produce taxable income and taxable realized gain. Derivatives may adversely affect the timing, character and amount of income the Fund realizes from its investments. As a result, a larger portion of the Fund’s distributions may be treated as ordinary income rather than as capital gains. In addition, certain derivatives, including futures contracts traded on U.S. exchanges, are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Fund.

The Fund will annually supply each Shareholder certain tax information, including U.S. Schedule K-1, detailing the Shareholder’s share of the Fund’s income, deduction, gains and losses for the previous year. In preparing this tax information, the Fund may take various tax, accounting and reporting positions with which the IRS (as defined herein) at later date may disagree. Investors should consult their tax advisors regarding their tax reporting obligations.

FUND ORGANIZATIONAL DIAGRAM

Public Purchase and Sale of Shares
Public Investors
NYSE Arca, Inc.
Shares
Creation and Redemption of Baskets
Authorized Participants
Baskets
Trustee
Sponsor
Administrator
Management Authority
Distributor
Fund (Listed on NYSE Arca, Inc.)
Pool of Investments
Commodity Brokers
Trading Authority
Futures Markets

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “intend,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Fund’s Shares), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus and the documents incorporated by reference in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. The Fund, the Trustee or the Sponsor is not under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Baskets will consist of Deposit Instruments, together with the deposit of the Cash Component, in the case of an in-kind creation, as described below, or cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The cash amount announced by the Fund at the beginning of each day is the Fund’s estimate of the actual cash amount. In the case of a cash creation, the Fund intends to use the cash to purchase Deposit Instruments. All or substantially all of the futures contracts received or purchased by the Fund and a portion of the Treasury Securities and cash received by the Fund from the issuance of Baskets will be deposited in the Fund’s commodity trading accounts at the Clearing FCM. A majority of the Treasury Securities and all other cash and cash equivalents will generally be held by the Custodian, directly or through sub-custodians, broker-dealers or banks, for the benefit of the Fund. It is anticipated that a portion of the Fund’s cash, cash equivalents and Treasury Securities will also be held by the Clearing FCM. Cash will be used for trading in futures contracts and Treasury Securities as well as specified other instruments consistent with the Fund’s strategy and the composition of the Underlying Index.

Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash, cash equivalents and Treasury Securities, and other money market instruments, if any, in the Fund’s segregated account as customer funds on behalf of the Fund. The Fund’s segregated funds will be used by the Clearing FCM to meet its daily margin requirements related to the Fund’s investments in futures contracts. The daily margin requirements of the Clearing FCM may include variation margin paid to, or received from, the clearinghouse. The funds paid to, or received from, the clearinghouse will be withdrawn from, or deposited in, respectively, the customer segregated account at the Clearing FCM on behalf of the Fund. The segregated funds will be held by the Clearing FCM and the Custodian for the benefit of the Fund, and the Fund will withdraw such funds only in connection with the redemption of Baskets, distributions, in the case of the Dividend Fund, or other liquidation of investments. Please see “Risk Factors—Potential failure of the Fund’s futures commission merchant” for additional disclosure.

In the event that 10% or more of the Fund is owned by the Clearing FCM or its principals or employees, the Fund’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds.

PLAN OF DISTRIBUTION

During the continuous offering, Authorized Participants may offer from time-to-time Shares from any Basket they create, to the public.

Shares offered to the public by Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares and the supply of, and demand for, the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. No Authorized Participant will receive from the Fund, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. Authorized Participants may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial advisors may receive fees from investors who purchase Shares through their managed and other fee-based accounts. As noted below, because Shares are created and issued on an ongoing basis, those activities may, depending upon the particular facts and circumstances, result in an Authorized Participant being deemed to be a participant in a distribution.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

There may not be an established trading market for the Shares at all times. Any Authorized Participant may make a market in the Shares. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares.

The Shares of the Dividend Fund are listed on the NYSE Arca under the symbol “IDIV.”

Continuous Offering Period

The Fund issues Shares in Baskets to, and redeems Baskets from, Authorized Participants continuously as of 4:00 p.m. Eastern Time on the Business Day immediately following the date on which a valid order to create or redeem the Baskets is received and accepted by the Distributor or another designee selected by the Sponsor at the NAV of Baskets in the amounts set forth herein of the Fund as determined on the Business Day. The Sponsor may suspend the continuous offering period of the Fund for any period of time if, among other reasons, such action is deemed necessary or advisable by the Sponsor, in its sole and absolute discretion.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution”, as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters, and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to third parties; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its customers in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed a statutory underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that offer to the public Shares from the Baskets they purchase will do so at a per-Share offering price that will vary from the per-Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of the Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales of Shares will be made through broker-dealers who are members of FINRA. Because the Shares are listed for trading on the NYSE Arca, such listing qualifies the Shares for a preemption of state securities law registration requirements. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Payments by the Sponsor. The Sponsor and/or its affiliates, in their discretion, may make payments from their own resources and not from Fund assets to brokers, dealers, banks (including bank trust departments), trust companies, registered investment advisers, financial planners, retirement plan administrators, insurance companies, and any other institution having a service, administration, or any similar arrangement with the Fund, its service providers or their respective affiliates, as incentives to help market and promote the Fund and/or in recognition of their distribution, marketing, administrative services, and/or processing support. These payments may take the form of, without limitation, commissions at the time of sale and/or trailing commissions.

These additional payments may be made to financial intermediaries that sell Shares or provide services to the Fund, the Distributor or Shareholders through the financial intermediary’s retail distribution channel and/or fund supermarkets. Payments may also be made through the financial intermediary’s retirement, qualified tuition, fee-based advisory, wrap fee bank trust, or insurance (e.g., individual or group annuity) programs. These services may include, but are not limited to, placing the Fund in a financial intermediary’s retail distribution channel or on a preferred or recommended fund list; providing business or shareholder financial planning assistance; educating financial intermediary personnel about the Fund; providing access to sales and management representatives of the financial intermediary; promoting sales of Shares; providing marketing and educational support; maintaining share balances and/or for sub-accounting, administrative or shareholder transaction processing services. A financial intermediary may perform the services itself or may arrange with a third party to perform the services.

The Sponsor and/or its affiliates may also make payments from their own resources to financial intermediaries for costs associated with the purchase of products or services used in connection with sales and marketing, participation in and/or presentation at conferences or seminars, sales or training programs, client and investor entertainment and other sponsored events. The costs and expenses associated with these efforts may include travel, lodging, sponsorship at educational seminars and conferences, entertainment and meals to the extent permitted by law.

Certain of these financial intermediaries may also receive fees directly from certain investors. In addition, the Fund may be required to indemnify these financial intermediaries under certain circumstances.

INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUND

Investment Objective of the Fund

The Fund will employ a “passive management”—or indexing—investment approach designed to correspond to the performance of the Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Metaurus Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Metaurus Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Metaurus Dividend Index, as well as in cash and/or cash equivalents. Cash equivalents are short-term instruments with maturities of less than three months and shall include the following: (i) certificates of deposit issued against funds deposited in a bank or savings and loan association; (ii) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (iii) repurchase agreements and reverse repurchase agreements; (iv) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (v) commercial paper, which are short-term unsecured promissory notes; (vi) Treasury Securities; and (vii) money market funds including ETFs. The component instruments of the Metaurus Dividend Index consist of Treasury Securities and long positions in S&P 500 Dividend Futures Contracts pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its ten-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Sponsor will manage the Dividend Fund utilizing a replication strategy. A replication strategy is an indexing strategy that involves investing in securities and other financial instruments of an index in approximately the same proportions as the index. In certain instances, however, the Dividend Fund may invest in quarterly S&P 500 Dividend Futures Contracts, which are not included in the Metaurus Dividend Index, rather than annual S&P 500 Dividend Futures Contracts if, in the judgment of the Sponsor, utilizing such alternative maturity instruments would be in the best interest of the Dividend Fund (e.g., due to liquidity, pricing or similar market factors).

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies is based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund is based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts. Actual dividends paid by S&P 500 constituent companies are measured in the current year by the Dividend Points Index.

Although the Metaurus Dividend Index and the NAV of the Dividend Fund are expected to increase as the price of S&P 500 Dividend Futures Contracts increase, the Dividend Fund will also hold Treasury Securities that correspond to the Treasury Securities used in the calculation of the Metaurus Dividend Index. In general, it is expected that a rise in interest rates with respect to the Treasury Securities used to compute the value of the Metaurus Dividend Index and held by the Dividend Fund will cause the value of the Treasury Securities, and, therefore, the value of the Metaurus Dividend Index and the NAV of the Dividend Fund to decline.

Within the index year, the value of the actual dividends paid daily during the year is captured each day by the Dividend Points Index. However, the S&P 500 Dividend Futures Contracts for such year are not settled until expiry on the third Friday in December. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Metaurus Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day.

The Dividend Fund, unlike the Metaurus Dividend Index, intends to make cash distributions on a monthly basis that generally track, over a one-year period, the actual dividends paid by S&P 500 constituent companies (as reflected in the change in the Dividend Points Index). This results in a timing difference between the Dividend Fund’s distributions and the level of the Metaurus Dividend Index.

Correspondingly, it can be expected that after monthly distributions have been made by the Dividend Fund, the NAV of the Dividend Fund is below, or lag, the Metaurus Dividend Index until the next expiration date of the annual S&P 500 Dividend Futures Contracts. The amount of this difference, or lag, can be expected to be greater throughout a given calendar year as more monthly distributions are paid by the Dividend Fund. At the expiration date of any annual S&P 500 Dividend Futures Contract, the value of the Metaurus Dividend Index will decline to reflect the total dividends that have been paid by the constituent companies of the S&P 500 during the entire contract year (as calculated by Standard & Poor’s) and reflected in the Dividend Points Index. At such time, the value of the Metaurus Dividend Index can be expected to converge with the NAV of the Dividend Fund. As a result of the fact that the Metaurus Dividend Index tracks the S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until maturity of the contracts, whereas the Dividend Fund pays monthly distributions, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Metaurus Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year-end.

The Dividend Fund does not track the S&P 500. The Dividend Fund’s performance will not be based on appreciation or depreciation of the stocks of S&P 500 constituent companies. The S&P 500, which establishes the constituent companies on which the Dividend Points Index is based, is currently made up primarily of large-capitalization companies that represent a broad spectrum of the U.S. economy and a substantial part of the U.S. stock market’s total capitalization. There is no guarantee that the composition of the S&P 500 will not change.

The Dividend Fund is expected to benefit investors who are looking for a steady stream of payments similar to a fixed-term, cash annuity that is benchmarked to actual ordinary cash dividends paid by S&P 500 constituent companies. The Dividend Fund may also benefit investors who believe that ordinary cash dividend levels for S&P 500 constituent companies will exceed current market expectations. The dollar amount of dividends paid by S&P 500 constituent companies has increased approximately 75% over the 10 years ending December 2016, based on information published by Standard and Poor’s. However, no assurance can be given that such appreciation will continue or that such appreciation can be realized through an investment in the Dividend Fund.

Term of Dividend Fund; Distributions. The Dividend Fund is a term fund that will terminate in December 2027. The Dividend Fund will make monthly distributions to Shareholders on a continuous basis, similar to a fixed-term annuity, that should cause substantially all of the Dividend Fund’s assets to be distributed by the end of 2027, when the Fund’s term ends and the Fund is liquidated. The distributions are designed to track the dividends paid by constituent companies in the S&P 500 during the Fund’s life, as measured by the Dividend Points Index.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The Dividend Fund does not pay a fixed payment of dividends any month or throughout the year. In addition, the amount of the periodic distributions is expected to be less than the total amount reflected in the Dividend Points Index for the particular monthly or annual periods, as described below. The Sponsor is responsible for making determinations relating to distributions. The Dividend Fund may change its distribution policy and will provide notice to Shareholders in advance of any change in distribution policy. Any loss in value of the Dividend Fund’s net assets resulting solely from distributions paid is reflected in the Dividend Fund’s NAV, but is not expected to reduce future distributions paid by the Dividend Fund.

Because cash distributions are paid monthly to Shareholders and the annual S&P 500 Dividend Futures Contracts do not expire until December of each year, the Sponsor must account for such cash flow timing mismatch. The Sponsor will generally sell a ratable portion of the Dividend Fund’s short-term Treasury Securities to fund monthly distributions to Shareholders and to pay expenses of the Dividend Fund. If the value of the short-term Treasury Securities held by the Dividend Fund decreases due to a rise in short-term interest rates or other reasons, the amount of cash available to pay monthly distributions to Shareholders in the current month would likewise decrease, and the monthly cash distribution can be expected to decrease proportionally. As a result of these factors and any fees and expenses of the Dividend Fund, it is anticipated that the cumulative distributions paid by the Dividend Fund during the year may be less than 100% of actual dividends paid by the constituent companies of the S&P 500, but, assuming short-term interest rates remain at current levels, the Sponsor expects, before fees and expenses, the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index. The NAV of the Dividend Fund (and correspondingly its market trading price) is expected to be lower than the level of the Metaurus Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Metaurus Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s Shares to the Metaurus Dividend Index.

The Dividend Fund’s distributions will be returns of capital for tax purposes, generally not taxable when received, but such distributions would decrease (but not below zero) the Shareholder’s basis in Shares of the Dividend Fund, and therefore, may increase the shareholder’s tax liability for capital gains upon sale of shares.

The NAV of the Dividend Fund is expected to decline year over year even if all of the futures contracts and Treasury Securities held by the Dividend Fund increase in value, and the aggregate amount of assets of the Dividend Fund is expected to decline over many or all time periods even if additional investments are made into the Dividend Fund. This is because the Dividend Fund’s policy of making monthly distributions may require it to make return of capital distributions absent income from gains on the S&P 500 Dividend Futures Contracts. Gains will be available to offset future losses on, and corresponding reductions in the value of, such S&P 500 Dividend Futures Contracts. Due to the monthly distributions to Shareholders, however, it is expected that substantially all assets of the Dividend Fund will be fully distributed to the Dividend Fund’s Shareholders by the end of the Dividend Fund’s term in December 2027.

Certain Investment Policies. The Dividend Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender to pay the Dividend Fund’s monthly distributions. Reverse repurchase agreements involve the sale of securities held by the Dividend Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Promptly after expiration of any S&P 500 Dividend Futures Contract held by the Dividend Fund, the Dividend Fund intends to close out most reverse repurchase agreements, if any, and repay any revolving credit facility at that time.

DESCRIPTION OF THE METAURUS DIVIDEND INDEX

The following is a summary of the Metaurus Dividend Index.

The Metaurus Dividend Index is owned, maintained, calculated and distributed by Solactive.

The Metaurus Dividend Index aims to represent the discounted present value of all listed S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contract. To accomplish this, each S&P 500 Dividend Futures Contract market price will be discounted by using the computed yield of a specified Treasury Security with a similar or prior maturity date as the corresponding S&P 500 Dividend Futures Contract expiry. After annual expiry of an S&P 500 Dividend Futures Contract, such futures contract and its corresponding Treasury Security will be removed from the Metaurus Dividend Index during the annual rebalancing of the Metaurus Dividend Index.

The value of the Metaurus Dividend Index is affected by the ordinary cash dividends that have been paid to date by constituent companies in the S&P 500 in the applicable period and the expectations of investors regarding the dividends to be paid by constituent companies in the S&P 500. S&P 500 Dividend Futures Contracts use the Dividend Points Index to track the cumulative amount of ordinary dividends paid by constituent companies in the S&P 500 in the current yearly period. The Dividend Points Index resets to zero on the third Friday of each December contemporaneously with the expiration of the applicable S&P 500 Dividend Futures Contract. The Metaurus Dividend Index is a price-only index.

The initial value of the Metaurus Dividend Index was $13.60 based on the close of trading on the start date, December 30, 2016. The Metaurus Dividend Index is published in USD via the price marketing services of Boerse Stuttgart AG based on the prices of the components (“Index Components”) on the applicable listing exchanges posted by quotation services or otherwise as determined by Solactive.

The Metaurus Dividend Index is widely disseminated every 15 seconds on each Business Day by major market data vendors during the NYSE Arca’s Core Trading Session, or otherwise as determined by Solactive. Each vendor decides on an individual basis as to whether such vendor will distribute/display the Metaurus Dividend Index via its information systems. The most recent prices of all Index Components are used. Should there be no current price posted on the applicable price source, such as Reuters, Solactive will use the most recent price shown for such investment on Reuters for the preceding trading day in making the calculation.

In the event that pricing information is not available, in the judgment of Solactive, the Metaurus Dividend Index will not be distributed.

The Metaurus Dividend Index does not weigh the values of its Index Components.

The Metaurus Dividend Index is intended to be a static index in that the composition of the Metaurus Dividend Index should not be expected to change after the Metaurus Dividend Index has been originally constituted. A committee composed of staff from Solactive is responsible for decisions regarding the composition of the Metaurus Dividend Index as well as any amendments to the index calculation methodology.

Members of the committee can recommend changes to the index calculation methodology for calculating the Metaurus Dividend Index and submit them to the committee for approval.

All or a portion of the methodologies and algorithms used to calculate the Metaurus Dividend Index are covered by one or more granted or pending U.S. patents. The Sponsor developed the algorithm on which the Metaurus Dividend Index is based and licensed it to Solactive. Solactive is not affiliated with the Sponsor and is solely responsible for calculating the Metaurus Dividend Index.

All specifications and information relevant for calculating the Metaurus Dividend Index are made available at http://www.solactive.de.

The financial instruments described herein are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Metaurus Dividend Index and/or Metaurus Dividend Index trade mark or the Solactive index pricing level at any time or in any other respect. The Metaurus Dividend Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Metaurus Dividend Index is calculated correctly. Irrespective of its obligations towards the Dividend Fund, Solactive has no obligation to point out errors in the Metaurus Dividend Index to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Metaurus Dividend Index. Neither publication of the Metaurus Dividend Index by Solactive nor the licensing of the Metaurus Dividend Index or any trade mark associated with the Metaurus Dividend Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

ACTIVITIES OF THE TRUST AND THE FUND

The activities of the Trust and the Fund are limited to:

(1) issuing, selling and redeeming Shares to and from Authorized Participants;

(2) supporting the continuous offering of the Shares, including maintaining a prospectus for the Shares, entering into the Authorized Participant Agreements, issuing Baskets upon receipt of purchase orders from Authorized Participants, and redeeming Baskets upon receipt of redemption orders from Authorized Participants pursuant to the Trust Agreement;

(3) establishing, closing out and holding instruments with the Clearing FCM pursuant to the Trust Agreement to meet the stated investment objectives of the Fund;

(4) bringing or defending, paying, collecting, compromising, arbitrating, settling or otherwise adjusting any claims or demands of or against the Fund;

(5) taking any action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Shareholders or enable the Fund to effect the purposes for which the Fund was created; and

(6) taking any action, not inconsistent with applicable law or the Trust Agreement, that the Trustee or the Sponsor determines in its sole discretion may be necessary or desirable in carrying out the purposes and functions of the Fund, as set out in, or contemplated by, the Trust Agreement.

Payments by the Sponsor. The Sponsor and/or its affiliates, in their discretion, may make payments from their own resources and not from Fund assets to brokers, dealers, banks (including bank trust departments), trust companies, registered investment advisers, financial planners, retirement plan administrators, insurance companies, and any other institution having a service, administration, or any similar arrangement with the Fund, its service providers or their respective affiliates, as incentives to help market and promote the Fund and/or in recognition of their distribution, marketing, administrative services, and/or processing support. These payments may take the form of, without limitation, commissions at the time of sale and/or trailing commissions.

These additional payments may be made to financial intermediaries that sell Shares or provide services to the Fund, the Distributor or Shareholders through the financial intermediary’s retail distribution channel and/or fund supermarkets. Payments may also be made through the financial intermediary’s retirement, qualified tuition, fee-based advisory, wrap fee bank trust, or insurance (e.g., individual or group annuity) programs. These services may include, but are not limited to, placing the Fund in a financial intermediary’s retail distribution channel or on a preferred or recommended fund list; providing business or shareholder financial planning assistance; educating financial intermediary personnel about the Fund; providing access to sales and management representatives of the financial intermediary; promoting sales of Shares; providing marketing and educational support; maintaining share balances and/or for sub-accounting, administrative or shareholder transaction processing services. A financial intermediary may perform the services itself or may arrange with a third party to perform the services.

The Sponsor and/or its affiliates may also make payments from their own resources to financial intermediaries for costs associated with the purchase of products or services used in connection with sales and marketing, participation in and/or presentation at conferences or seminars, sales or training programs, client and investor entertainment and other sponsored events. The costs and expenses associated with these efforts may include travel, lodging, sponsorship at educational seminars and conferences, entertainment and meals to the extent permitted by law.

Certain of these financial intermediaries may also receive fees directly from certain investors. In addition, the Fund may be required to indemnify these financial intermediaries under certain circumstances.

Other than issuing Shares, the Fund will not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed, provided that the Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender for liquidity purposes, such as to pay the Dividend Fund’s monthly distributions. The Fund will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, decreases in the value of instruments held by the Fund, any of the underlying indices represented by the Metaurus Dividend Index or other assets, if any, held by or on behalf of the Fund.

Metaurus will act as the Sponsor for the Fund and is responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Fund, monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of its Underlying Index over time. All futures positions held by the Fund as well as a portion of the cash, cash equivalents and Treasury Securities held by the Fund are maintained in Fund’s account with the Clearing FCM and other Treasury Securities, cash and cash equivalents are held in an account in the Fund’s name at the Fund’s Custodian.

The Fund will enter into a commodity brokerage agreement with the Clearing FCM that provides for the execution, reporting and clearing of transactions in futures, including EFRP transactions, payment of commissions, custody of assets and other standard provisions.

The books and records of the Fund are maintained as follows: basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from futures commission merchants and/or sub-custodians, broker-dealers and banks are maintained by SEI at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

All other books and records of the Fund (including marketing materials, minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to such Shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of the Fund ends on December 31 of each year.

PERFORMANCE

From inception to April 30, 2022 (unaudited)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE

OF FUTURE RESULTS.

Name of Pool: U.S. Equity Cumulative Dividends Fund—Series 2027

Type of Pool: Publicly offered Commodity Pool listed on NYSE-ARCA

Inception of Fund: February 5, 2018

First Day of Public Trading: February 6, 2018

Aggregate Subscriptions: $43,874,975

Current Net Asset Value: $31,206,990 at April 30, 2022

Largest monthly draw-down*: 27.23% March 2020

Worst peak to valley draw-down*: 28.86% January 2020 - March 2020

Date	Month	NAV	Rate of Return
2/5/2018	Inception	13.73
2/28/2018	February	13.92	1.89%
3/31/2018	March	13.87	0.29%
4/30/2018	April	13.38	-2.89%
5/31/2018	May	13.40	0.89%
6/30/2018	June	13.20	-0.73%
7/31/2018	July	13.26	1.18%
8/31/2018	August	13.31	1.28%
9/30/2018	September	13.15	-0.30%
10/31/2018	October	12.60	-3.57%
11/30/2018	November	12.55	0.56%
12/31/2018	December	11.32	-8.69%
Total 2018 Performance			-10.08%

1/31/2019	January	12.06	7.00%
2/28/2019	February	12.12	1.37%
3/31/2019	March	12.13	1.11%
4/30/2019	April	12.23	1.61%
5/31/2019	May	11.96	-1.19%
6/30/2019	June	12.07	1.97%
7/31/2019	July	11.92	-0.58%
8/31/2019	August	11.61	-1.57%
9/30/2019	September	11.47	-0.15%
10/31/2019	October	11.59	1.77%
11/30/2019	November	11.92	3.84%
12/31/2019	December	11.85	0.67%
Total 2019 Performance			16.72%

1/31/2020	January	11.89	1.05%
2/29/2020	February	11.48	-2.25%
3/31/2020	March	8.23	-27.23%
4/30/2020	April	9.51	16.58%
5/31/2020	May	8.65	-7.98%
6/30/2020	June	9.32	9.52%
7/31/2020	July	9.34	1.02%
8/31/2020	August	9.31	1.09%
9/30/2020	September	9.22	0.16%
10/31/2020	October	8.74	-4.26%
11/30/2020	November	9.13	6.03%
12/31/2020	December	9.39	4.05%
Total 2020 Performance			-8.75%

1/31/2021	January	9.88	6.22%
2/28/2021	February	9.71	-0.40%
3/31/2021	March	9.75	1.73%
4/30/2021	April	9.89	2.29%
5/31/2021	May	9.80	0.50%
6/30/2021	June	9.92	2.42%
7/31/2021	July	10.04	2.07%
8/31/2021	August	9.98	0.85%
9/30/2021	September	9.77	-0.93%
10/31/2021	October	9.78	1.05%
11/30/2021	November	9.64	0.07%
12/31/2021	December	9.51	-0.08%
Total 2021 Performance			16.75%

1/31/2022	January	9.27	-1.34%
2/28/2022	February	9.04	-0.94%
3/31/2022	March	8.47	-4.90%
4/30/2022	April	7.90	-5.61%

1/1/2022 to 4/30/2022			-12.28%
Inception to 4/30/2022			-1.92%

*	“Draw-down” means losses experienced by the Fund over a specified period.

DESCRIPTION OF THE SHARES AND MATERIAL TERMS OF THE TRUST AGREEMENT

The Trust is a statutory trust formed under the laws of the State of Delaware on September 28, 2016, pursuant to a short-form declaration of trust between the Sponsor and the Trustee. An amended and restated Trust Agreement has been entered into between the Sponsor and the Trustee. The Trust was organized in separate series rather than as separate statutory trusts in order to achieve administrative efficiencies. The principal office of the Trust is located at c/o Metaurus Advisors LLC, 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030, and the Trust’s telephone number is 201-683-7979.

The Trust and the Fund are governed by the Trust Agreement, which sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Trust Agreement, the Trust, the Fund and the Shares. The following describes in brief the Shares and the material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Description of the Shares

Each Share represents a unit of fractional undivided beneficial interest in and ownership of the Fund. The Sponsor may from time to time divide or combine Shares of the Fund into a greater or lesser number of Shares of the Fund. The Fund is not an investment company registered under the Investment Company Act and is not required to register under that Act.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase or redeem any shares or Creation Units from the Fund.

Suspension of Creations and Redemptions

The creation and redemption of Baskets may be suspended or refused with respect to specific orders by the Sponsor, in its sole discretion, for any reason at any time or from time to time including during any period in which a market disruption event occurs such that the Sponsor determines, in its discretion, that any component instruments in the Underlying Index is unavailable for investment or their prices are not available or not representative or the Underlying Index is unavailable or have been suspended.

Certificates Evidencing the Shares

The ownership of Shares is recorded on the books of the Trust or a transfer or similar agent for the Trust. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be one or more certificates evidencing Shares that will be registered in the name of a nominee of DTC. You will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. You will not be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book-entries through DTC and its participants, you must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. You should consult with your broker or financial institution to find out about the procedures and requirements for instruments held in DTC book-entry form.

Cash and Other Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly. The Dividend Fund may make distributions on a more frequent basis.

In the event that the Fund makes a cash or other distribution, as a registered holder of the Fund’s Shares, you will receive these distributions in proportion to the number of Shares that you own. Before making a distribution, the Sponsor may deduct any applicable withholding taxes and any fees and expenses of the Fund that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent.

Voting Rights

The Shareholders of the Fund take no part in the management or control of, and have no voice in, the Trust’s operations or business. Shares do not have any voting rights except (i) as otherwise required by law or under the rules or regulations of NYSE Arca and (ii) in the limited circumstances as described below under “Amendment of the Trust Agreement.”

Valuation of Fund Assets

Valuation of the Fund’s assets are described under “Creations and Redemptions - Computation of Fund’s Net Asset Value; Valuation of Fund Investments.”

Limitations on Obligations and Liability and Indemnification Obligations

The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of each of the Sponsor and the Trustee.

The Trust Agreement provides that the Sponsor, the Trustee, and their respective directors, officers, principals, representatives, partners, manager, agents, employees and members (together “Covered Persons”) shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of Covered Persons, if such Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct by such Covered Person. The Trust has agreed to indemnify each Covered Person against all claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Amendment of the Trust Agreement

The Sponsor and the Trustee may agree to amend the Trust Agreement without your consent; provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Dissolution and Termination

The Trust Agreement permits the termination of the Trust or of the Fund by the Sponsor for any reason with notice to Shareholders.

The Sponsor intends to dissolve the Fund on or about December 31, 2027, after which the Fund will be orderly liquidated.

The Sponsor will notify DTC as soon as reasonably practicable prior to dissolution of the Fund. After dissolution, the Sponsor and its agents will do the following but nothing else: (1) collect distributions pertaining to Fund property; (2) liquidate the Fund’s holdings in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities in connection with the Fund not paid by the Sponsor; and (3) deliver any remaining Fund property, or proceeds thereof, upon surrender and cancellation of Shares. The Fund’s property may be disposed of in a public or private sale, and the uninvested net proceeds of any such sale, together with any other cash, will be held for the pro rata benefit of Shareholders who have not surrendered their Shares for cancellation for a period pending distribution of such proceeds. The Sponsor has no liability for interest with respect to such proceeds.

Delegation by the Sponsor to an Agent

The Sponsor may delegate all or some of its duties under the Trust Agreement to an administrator or agent without consent of the Trustee or any Authorized Participant. The Sponsor may terminate such delegation to any agent at any time and is not required to appoint a new agent.

Inter-Series Limitation on Liability

The assets of any the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in the Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of the Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to:

●	the Inter-Series Limitation on Liability with respect to such party’s claims;

●	voluntarily reduce the priority of its claims against the Fund or its respective assets, such that its claims are junior in right of repayment to all other parties’ claims against the Fund or its respective assets; except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with the Fund; and

●	a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or the Fund.

CHARGES

Management Fee

The Dividend Fund pays the Sponsor a Management Fee equal to 0.87% per year of the Dividend Fund’s average daily net assets, calculated and payable monthly in arrears, or pro rata for any partial month.

Average daily net assets are calculated by dividing the month-end net assets of the Fund by the number of calendar days in such month, or pro rata for any partial month, as applicable. The Management Fee is paid by the Fund in consideration of the services provided by the Sponsor to the Fund, including procuring the services of the Fund’s service providers and the Sponsor’s payment of certain related fees and expenses that would otherwise have been payable by the Fund.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants pay the Fund a transaction fee per Basket equal to $250.00 with respect to the Dividend Fund. From this transaction fee, the Fund pays any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Fund. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participant pays an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to the Fund to pay for any additional transaction costs and fees and price changes associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM and may be subject to change from time to time. The Sponsor has paid creation fees and may, in its sole discretion, continue to pay creation fees and/or redemptions fees, in whole or in part, on behalf of Authorized Participants. However, the Sponsor is under no obligation to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trading and Transaction Costs and Fees

The Fund pays (or will reimburse the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.01% of the NAV of the Dividend Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by the Fund.

Extraordinary Fees and Expenses

The Fund pays all of the Fund’s extraordinary fees and expenses, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring or unusual fees and expenses such as: (a) subsequent offering expenses; and (b) litigation costs, legal claims and liabilities – both formal and threatened – and the incurring of legal fees and expenses, and the settlement of claims and litigation, and any permitted indemnification payments related thereto including without limitation, (1) fees and expenses in connection with bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation; and (2) formal or informal regulatory investigation-related fees or expenses and liabilities. The Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Management’s Discussion and Analysis Of
Financial Condition and Results of Operations

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations (unaudited) with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2021.

There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 30, 2022.

Break-Even Analysis (unaudited)

Dividend Fund

This break-even analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The break-even analysis is an approximation and is presented for illustrative purposes only.

The break-even analysis below indicates the approximate dollar returns required for the redemption value of a Share of the Dividend Fund to be equal to an initial investment in such Share over a twelve-month period after the investment is made. For purposes of this break-even analysis, the total estimated fees and expenses are expressed as a percentage of $7.90 (the NAV per Share of the Dividend Fund as of April 30, 2022).

Closing NAV per share as of 04/30/2022	$7.90

	$	%
Management Fee (1)	0.069	0.87%
Estimated Trading and Transactions Fees (2)	0.001	0.01%
Interest Income (3)	-0.210	-2.66%
Amount of Trading Income for the Fund’s NAV at the End of One Year to Equal the Closing NAV as of 04/30/2022 (3)	-0.141	-1.780%

12-Month Breakeven (4)	0.000	0.00%

*	Assumes that the Shares have a constant NAV per Share of $7.90. The price per Share at which an investor purchases or sells Shares may be different from the Dividend Fund’s NAV per Share. Additionally, you may pay customary brokerage commissions to your broker, including related fees and expenses, in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.

(1)	The Dividend Fund pays the Sponsor a Management Fee equal to 0.87% per year of the Dividend Fund’s average daily net assets, calculated and payable monthly in arrears. The Management Fee is paid in consideration of the services provided by the Sponsor, including procuring the services of the Dividend Fund’s other service providers and the Sponsor’s payment of certain related fees and expenses that would otherwise have been payable by the Dividend Fund.

(2)	This amount is estimated based on projected trading fees and expenses that are not related to the creation or redemption of Baskets.

(3)	The Dividend Fund earns interest on the cash and Treasury Securities held by the Dividend Fund. The projected amount of interest earned is based on the weighted average yield to maturity of these securities. The amount of interest earned per year can be expected to decline as securities mature and cash distributions are made to Shareholders.

(4)	The table indicates that the break-even amount during the first 12 months of an investment in the Dividend Fund, assuming a selling price of $7.90 per share, is $0.00 and 0.00% of NAV. These figures reflect that, over the next 12 months, interest income is expected to exceed the Dividend Fund’s fees and expenses. The Dividend Fund will break even unless it loses at least approximately 1.78% per annum or approximately $0.14 of the per-Share price. As a result, the twelve-month break-even has accordingly been set to zero.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Baskets. The Fund will issue and redeem Shares, in one or more Baskets, to Authorized Participants. Each Authorized Participant must: (1) be a registered broker-dealer; (2) be a registered futures commission merchant and/or clear through a registered futures commission merchant; (3) be a member of the DTC and the NSCC; (4) have entered into an Authorized Participant Agreement with the Trust; and (5) be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Fund, unless the Sponsor has elected to carry out a cash creation or redemption.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of Deposit Instruments and/or the Cash Component for such creations or redemptions or for the delivery of cash, for a cash creation or redemption. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

CREATIONS AND REDEMPTIONS

PURCHASE AND ISSUANCE OF BASKETS

General. The Trust will issue and sell Shares of the Fund in one or more Baskets of Shares in the amounts set forth herein on a continuous basis through the Distributor, without a sales load, at the Fund’s NAV next determined after receipt, on any Business Day, of an order in proper form. The Sponsor reserves the right to declare a split or a consolidation in the number of Shares outstanding of the Fund. The Sponsor may also change the size of a Basket. The Fund creates and redeems Shares on an in-kind, partial in-kind or cash basis.

Portfolio Deposit. The consideration for purchase of a Basket of Shares of the Fund will generally be made on an in-kind or partial in-kind basis through an EFRP transaction. The EFRP transaction will consist of the exchange between the Fund and its Authorized Participants of Deposit Instruments (comprised of futures contracts and Treasury Securities) and the Cash Component for Shares. Together, the Deposit Instruments and the Cash Component constitute the “Portfolio Deposit,” which represents the minimum initial and subsequent investment amount for a Basket of the Fund. Because the Fund holds futures contracts, the exchange of these instruments is conducted in accordance with the rules governing exchanges of related instruments for a corresponding futures position issued by the CME. CME rules provide for exchanges of futures contracts, Treasury Securities and cash, as contemplated by the Fund, through an EFRP transaction. The futures leg of the EFRP transaction will consist of the futures contracts, and the related position leg of the EFRP transaction will consist of the Shares, the Treasury Securities and the Cash Component. In connection with an EFRP transaction, the Authorized Participant would be required to deliver to the Fund, futures contracts through the Fund’s Clearing FCM, and Treasury Securities through the Fund’s Custodian, replicating a pro rata slice of the Fund’s portfolio invested in those instruments and the Cash Component, together having a value equal to the NAV of the Basket, in exchange for delivery to the Authorized Participant, through DTC, of the Basket of Shares.

The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The party conveying instruments with the lower value will pay to the other such difference. A difference may occur where the market value of the Deposit Instruments, as applicable, changes relative to the NAV of the Fund due to the fact that a position cannot be transferred in kind, instruments cannot be broken up, minor differences due to rounding or due to a rebalancing of the Fund to match the Underlying Index.

The Fund reserves the right to permit or require the substitution of an amount of cash (that is a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Instrument that: (i) is not available in sufficient quantity for delivery; (ii) is not eligible for transfer through an EFRP transaction; or (iii) the Authorized Participant is restricted from trading. In this case, the Fund will utilize the cash in lieu amount to purchase the missing Deposit Instruments, which, in the case of the futures contracts, will generally be effected through a purchase on the CME, if permissible under CME rules and through purchases through banks, government securities dealers and broker-dealers, in the case of the Treasury Securities.

The Fund will make available to Authorized Participants on each Business Day, prior to the opening of business on the relevant exchange (currently 9:30 a.m., Eastern Time), the list of the names and the required amount of each Deposit Instrument to be included in the current Portfolio Deposit (based on information at the end of the previous Business Day) for the Fund. Such Deposit Instruments are applicable, subject to any adjustments as described below, to purchases of Baskets of the Fund until such time as the next-announced Deposit Instruments composition is made available.

The identity and number of futures contracts and Treasury Securities, if any, comprising the Deposit Instruments required for a Portfolio Deposit for the Fund will change pursuant to changes of the composition in the Underlying Index and as rebalancing adjustments and corporate action events are reflected from time to time in the Underlying Index by the Sponsor with a view to the investment objective of the Fund. The composition of the Deposit Instruments may also change in response to adjustments to the weighting or composition of the instruments constituting the Underlying Index.

In addition to the list of names and numbers of instruments constituting the current Deposit Instruments of a Portfolio Deposit, on each Business Day, the Cash Component effective through and including the previous Business Day, per outstanding Basket of the Fund, is made available. The Cash Component represents the difference between the NAV of the Fund and the market value of the Deposit Instruments.

Delivery of Exchange of Futures Contracts for Related Position Futures Contracts. Futures contracts required for settlement pursuant to an EFRP transaction must be transferred to the Fund’s account at the Clearing FCM. The exchange is expected to occur on the day the purchase order is submitted. If the Deposit Instruments and the Cash Component are not received by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant is responsible for reimbursing the Fund, the Sponsor, the Transfer Agent or the Distributor for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. The Basket will be delivered to the Authorized Participant when 1) the Clearing FCM for the Fund and the Custodian have confirmed that the required instruments included in the Portfolio Deposit (or the cash value thereof) have been delivered to the account of the Fund in connection with an in-kind creation or 2) the Clearing FCM of the Fund and the Custodian have confirmed to the Fund that the required instruments included in the Portfolio Deposit, inclusive of the delivery of sufficient cash in connection with a cash creation, have been delivered to the account of the Fund, and the Distributor and the Sponsor have been notified of such delivery.

Cash Purchase and Cash Redemption Method. The Fund may permit a partial or full cash creation or redemption of Baskets rather than a purchase or redemption of Baskets through an exchange for the Portfolio Deposit on any Business Day in its sole discretion. These purchases and redemptions are effected in essentially the same manner as a purchase or redemption in exchange for the Deposit Instruments, and the Authorized Participant must pay the cash equivalent of the Deposit Instruments it would otherwise exchange for a Basket. The Authorized Participant will also be required to pay certain transaction fees and charges for cash purchases and redemptions and, if transacting as broker or futures commission merchant for the Fund, may be required to cover brokerage, tax, execution and price movement costs. Please see the subsection entitled “Purchase Transaction Fee” below.

Role of the Authorized Participant. Baskets of Shares may be purchased only by or through an Authorized Participant that is a member of DTC and the NSCC and either is a member of CME Clearing or clears through a futures commission merchant that is a member of CME Clearing. An Authorized Participant also must have entered into an Authorized Participant Agreement. Such Authorized Participant will agree pursuant to the terms of such Authorized Participant Agreement on behalf of itself or any investor on whose behalf it will act, as the case may be, to certain conditions, including that such Authorized Participant will make available in advance of each purchase of Baskets an amount of cash sufficient to pay the Cash Component, once the NAV of a Basket is next determined after receipt of the purchase order in proper form, together with the transaction fee. The Authorized Participant may require the investor to enter into an agreement with such Authorized Participant with respect to certain matters, including payment of the Cash Component. Investors who are not Authorized Participants must make appropriate arrangements with an Authorized Participant. Investors should be aware that their particular broker may not be a DTC Participant, or a member of the NSCC, or a participant of, or a customer of, CME Clearing. Such broker also may not have executed an Authorized Participant Agreement. Orders to purchase Baskets, therefore, may have to be placed by the investor’s broker through a broker that is an Authorized Participant. As a result, purchase orders placed through an Authorized Participant may result in additional charges to such investor. A list of the current Authorized Participants may be obtained from the Distributor.

Purchase Order. To initiate an order for a Basket, an Authorized Participant must submit to the Distributor an irrevocable order to purchase shares of the Fund. With respect to the Fund, the Distributor will notify the Sponsor and the Custodian of such order. The Custodian will then provide such information to the appropriate local sub-custodian(s). The Custodian shall cause the appropriate local sub-custodian(s) of the Fund to maintain an account into which the Authorized Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the instruments included in the designated Portfolio Deposit (or the cash value of all or a part of such instruments, in the case of a permitted or required cash purchase or cash in lieu amount), with any appropriate adjustments as advised by the Trust. Deposit Instruments must be delivered to an account maintained at the applicable local sub-custodian. Those placing orders to purchase Baskets through an Authorized Participant should allow sufficient time to permit proper submission of the purchase order to the Distributor by the Cut-Off Time (as defined below) on such Business Day.

The Authorized Participant must also make available on or before the contractual settlement date, by means satisfactory to the Trust, immediately available or same day funds in U.S. dollars estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the purchase order, together with the applicable purchase transaction fee. Those placing orders should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Component. This deadline is likely to be significantly earlier than the closing time of the regular trading session on the NYSE Arca.

Investors should be aware that an Authorized Participant may require orders for purchases of Shares placed with it to be in the particular form required by the individual Authorized Participant and by the Sponsor.

Timing of Submission of Purchase Orders. An Authorized Participant must submit an irrevocable purchase order no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the Fund’s primary listing exchange (together, the “Cut-Off Time”), on any Business Day in order to receive that Business Day’s NAV.

Acceptance of Purchase Order. Subject to the conditions that (i) an irrevocable purchase order has been submitted by the Authorized Participant (either on its own or another investor’s behalf) and (ii) arrangements satisfactory to the Trust are in place for payment of the Cash Component and any other cash amounts which may be due, the Trust will accept the order, subject to its right (and the right of the Distributor and the Sponsor) to reject any order until acceptance.

Once the Trust has accepted an order, upon next determination of the NAV of the Shares, the Trust will confirm the issuance of a Basket of the Fund, against receipt of payment, at such NAV. The Distributor will then transmit a confirmation of acceptance to the Authorized Participant that placed the order.

The Trust reserves the absolute right to reject or revoke acceptance of a purchase order transmitted to it by the Distributor in respect of the Fund if (a) the order is not in proper form; (b) the Deposit Instruments delivered do not conform to the identity disseminated to Authorized Participants for that date by the Sponsor, as described above; (c) acceptance of the Deposit Instruments and/or transfer of the Deposit Instruments in the manner proposed would have adverse tax consequences to the Fund; (d) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (e) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Fund; or (f) in the event that circumstances outside the control of the Trust, the Distributor and the Sponsor make it for all practical purposes impossible to process purchase orders. Examples of such circumstances include acts of God; public service or utility problems resulting in telephone, telecopy or computer failures; fires, floods or extreme weather conditions; market conditions or activities causing trading halts; systems failures involving computer or other informational systems affecting the Trust, the Distributor, DTC, NSCC, CME Clearing, the Sponsor, the Custodian, a sub-custodian or any other participant in the creation process; and similar extraordinary events. The Trust shall notify a prospective purchaser and/or the Authorized Participant acting on behalf of such person of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

Issuance of a Basket. Except as provided herein, a Basket will not be issued until the transfer of good title to the Trust of the Deposit Instruments and the payment of the Cash Component have been completed in connection with an in-kind creation or cash equal to the value of the Deposit Instruments plus the Cash Component and the transaction amount have been delivered to the Custodian. When 1) the Clearing FCM for the Fund and the Custodian have confirmed that the required instruments included in the Portfolio Deposit (or the cash value thereof) have been delivered to the account of the Fund in connection with an in-kind creation or 2) the Clearing FCM and the Custodian have confirmed to the Fund that the required instruments included in the Portfolio Deposit, inclusive of the delivery of sufficient cash in connection with a cash creation, have been delivered to the account of the Fund, the Distributor and the Sponsor shall be notified of such delivery, and the Trust will issue and cause the delivery of the Basket. Baskets typically are issued on a “T+1 basis” (that is, one Business Day after trade date). However, the Fund reserves the right to settle Basket transactions on a basis other than T+1 in certain other circumstances.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, the Trust will issue Baskets to such Authorized Participant notwithstanding the fact that the corresponding Portfolio Deposits have not been received in part or in whole, in reliance on the undertaking of the Authorized Participant to deliver the missing Deposit Instruments as soon as possible, which undertaking shall be secured by such Authorized Participant’s delivery to the Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% (or some other amount as the Sponsor requires) of the value of the missing Deposit Instruments in accordance with the Trust’s then-effective procedures. Such collateral must be delivered no later than 2:00 p.m., Eastern Time, on the contractual settlement date (i.e., T+1). The only collateral that is acceptable to the Trust is cash in U.S. Dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. Information concerning the Trust’s current procedures for collateralization of missing Deposit Instruments is available from the Distributor. The Authorized Participant Agreement will permit the Fund to buy the missing Deposit Instruments using the cash collateral at any time and will be subject the Authorized Participant to liability for any shortfall between the cost to the Fund of purchasing such instruments and the cash collateral.

In certain cases, Authorized Participants will create and redeem Baskets on the same trade date.

Purchase Transaction Fee. A standard creation transaction fee is imposed to offset the transfer, processing and other transaction costs associated with the issuance of Baskets. The standard creation transaction fee is charged on each Basket created by an Authorized Participant on the day of the transaction. The standard creation transaction fee is generally fixed at the amount shown in the table below regardless of the number of Baskets being purchased, but may be reduced by the Fund if transfer and processing expenses associated with the creation are anticipated to be lower than the stated fee. In the case of cash creations or where the Fund permits or requires an Authorized Participant to substitute cash in lieu of depositing a portion of the Deposit Instruments, the Authorized Participant may be assessed an additional variable charge to compensate the Fund for the costs associated with purchasing the applicable instruments. In such cases the Authorized Participant will reimburse the Fund for, among other things, any difference between the market value at which the instruments and/or financial instruments were purchased by the Fund and the cash in lieu amount, applicable registration fees, brokerage commissions, execution costs and certain taxes. In connection with the initial launch of the Fund, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Authorized Participants are also responsible for the costs of transferring the Deposit Instruments to the Fund. Investors who use the services of a broker or other financial intermediary to acquire Shares may be charged a fee, such as a commission and/or a mark-up/mark-down for such services. The following table sets forth the Fund’s standard creation transaction fees. The fees may be waived for the Fund until it reaches a certain asset size. In addition to the standard transaction fee and any additional variable charges, in connection with each in-kind and cash creation the Authorized Participant will be required to pay the Cash Component, as described above. Payment of any stamp duty or other similar fees and expenses payable upon transfer of beneficial ownership of the Deposit Instruments and establishment of the futures contract positions held by the Fund are the sole responsibility of the Authorized Participant purchasing the Basket.

Fund	Standard Fee for In-Kind and Cash Purchases	Maximum Additional Variable Charges*
U.S. Equity Cumulative Dividends Fund—Series 2027	$250.00	2.0%

*	As a percentage of the NAV per Basket.

REDEMPTION OF BASKETS

Shares of the Fund may be redeemed only in Baskets at its NAV next determined after receipt of a redemption request in proper form by the Distributor. The Trust will not redeem Shares in amounts less than Baskets. Beneficial owners also may sell Shares in the secondary market, but must accumulate enough Shares to constitute a Basket in order to have such Shares redeemed by the Trust. There can be no assurance, however, that there will be sufficient liquidity in the public trading market at any time to permit assembly of a Basket. Authorized Participants should expect to incur brokerage and other costs in connection with assembling a sufficient number of Shares to constitute a redeemable Basket.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than 3:00 p.m. Eastern Time on the Business Day following the effective date of the redemption order, and (2) if required by the Sponsor in its sole discretion, enter into or arrange an EFRP transaction or similar in-kind transaction (through itself or a designated acceptable broker) with the Fund for the exchange of a number and type of futures contracts at the closing settlement price for such contracts on the effective date of the redemption order for a Basket of the Shares.

The Fund will make available to Authorized Participants prior to the opening of business on the NYSE Arca (currently 9:30 a.m., Eastern Time) on each Business Day, the identity and number of Deposit Instruments that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form on that day. Deposit Instruments received on redemption may not be identical to Deposit Instruments that are applicable to creation of Baskets. Unless cash redemptions are available or specified for the Fund, the redemption proceeds for a Basket generally will consist of Deposit Instruments on the Business Day of the request for redemption, plus the Cash Component (i.e., cash in an amount equal to the difference between the NAV of the Shares being redeemed, as next determined after a receipt of a request in proper form, and the value of the Deposit Instruments), less the redemption transaction fee described below. The redemption transaction fee described below is deducted from such redemption proceeds.

A fixed redemption transaction fee payable to the Custodian is imposed on each redemption transaction. Redemptions of Baskets for cash are required to pay an additional variable charge to compensate the Fund for brokerage and market impact expenses plus price slippage relating to disposing of Deposit Instruments. The redemption transaction fee for redemptions in kind and for cash and the additional variable charge for cash redemptions (when cash redemptions are available or specified) are listed in the table below. Authorized Participants will also bear the costs of transferring the Portfolio Deposit from the Fund to or from its account. Authorized Participants who use the services of a broker or other such intermediary may be charged a fee for such services. Investors other than Authorized Participants may not create or redeem Shares.

Fund	Standard Fee for In-Kind and Cash Redemptions	Maximum Additional Variable Charge *
U.S. Equity Cumulative Dividends Fund—Series 2027	$250.00	2.0%

*	As a percentage of the NAV per Basket.

Redemption requests in respect of Baskets must be submitted to the Distributor by or through an Authorized Participant. Investors other than Authorized Participants are responsible for making arrangements for a redemption request through an Authorized Participant. An Authorized Participant must submit an irrevocable redemption request no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the Fund’s primary listing exchange, on any Business Day in order to receive that Business Day’s NAV.

The Distributor will provide a list of current Authorized Participants upon request. The Authorized Participant must transmit the request for redemption, in the form required by the Trust, to the Distributor in accordance with procedures set forth in the Authorized Participant Agreement. Investors should be aware that their particular broker may not have executed an Authorized Participant Agreement, and that, therefore, requests to redeem Baskets may have to be placed by the investor’s broker through an Authorized Participant who has executed an Authorized Participant Agreement. At any given time there will be only a limited number of broker-dealers that have executed an Authorized Participant Agreement. Investors making a redemption request should be aware that such request must be in the form specified by such Authorized Participant. Investors making a request to redeem Baskets should allow sufficient time to permit proper submission of the request by an Authorized Participant and transfer of the shares to the Trust’s Transfer Agent; such investors should allow for the additional time that may be required to effect redemptions through their banks, brokers or other financial intermediaries if such intermediaries are not Authorized Participants.

Investors other than Authorized Participants are responsible for making arrangements for a redemption request to be made through an Authorized Participant. Deliveries of Fund instruments to redeeming investors generally will be made within one Business Day.

A redemption request will only be accepted if in “proper form” and will generally be considered to be in “proper form” if (i) an Authorized Participant has transferred or caused to be transferred to the Trust’s Transfer Agent the Basket being redeemed through the book-entry system of DTC so as to be effective by 3:00 p.m. Eastern Time on the Business Day following the day on which the order was tendered on any Business Day; and (ii) a request in form satisfactory to the Trust is received by the Distributor from the Authorized Participant on behalf of itself or another redeeming investor within the time periods specified above. If the Transfer Agent does not receive the investor’s Shares or collateral through DTC’s facilities by 3:00 p.m., Eastern Time, on the Business Day next following the day that the redemption request is received, the redemption request shall be rejected. Those making redemption requests should ascertain the deadline applicable to transfers of shares through the DTC system, by contacting the operations department of the broker or depositary institution effecting the transfer of the Shares. The Distributor or Sponsor may cancel a redemption request if there is reason to believe that redemption requests exceed the Shares outstanding, which may occur if an Authorized Participant does not own the Shares on the day the order was tendered or fails to meet the time periods specified.

If a redemption request is cancelled by the Sponsor, the Authorized Participant will be solely responsible for all expenses and costs incurred by the Trust, the Sponsor, the Transfer Agent or the Distributor related to the cancelled redemption request.

Upon receiving a redemption request, the Distributor shall notify the Trust and the Trust’s Transfer Agent of such redemption request. The Fund expects that the tender of a Basket by an Authorized Participant for redemption will generally be exchanged for Deposit Instruments and cash through an EFRP transaction, conducted through the Fund’s Clearing FCM and the Custodian. The exchange will be recorded on the book-entry system of DTC and reported to the CME.

In connection with taking delivery of futures contracts and Treasury Securities upon redemption of Shares, a redeeming beneficial owner of Shares (“Beneficial Owner”), or Authorized Participant acting on behalf of such Beneficial Owner, must maintain appropriate security arrangements with a qualified futures commission merchant (with respect to the futures contracts), broker-dealer, government securities dealer, bank or other custody providers in each jurisdiction in which any of the Deposit Instruments are customarily traded, to which account such Deposit Instruments will be delivered.

Deliveries of Deposit Instruments in the event of an in-kind redemption will generally be made within one Business Day (that is “T+1”). However, the Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

Deliveries of redemption proceeds by the Fund in the case of a redemption for cash generally will be made within one Business Day (that is “T+1”). However, the Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

If neither the redeeming Beneficial Owner nor the Authorized Participant acting on behalf of such redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Instruments in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Instruments in such jurisdiction, the Fund may in its discretion redeem such Shares in cash (i.e., U.S. dollars or non-U.S. currency), and the redeeming Beneficial Owner will be required to receive its redemption proceeds in cash. In addition, an Authorized Participant may request a redemption in cash that the Fund may, in its sole discretion, permit. In either case, the Authorized Participant will receive a cash payment equal to NAV of such redeemed Shares based on the NAV of the Shares of the Fund next determined after the redemption request is received in proper form (minus a redemption transaction fee and additional variable charge for cash redemptions, to offset the Fund’s brokerage and other transaction costs associated with the disposition of Deposit Instruments). The Fund may also, in its sole discretion, upon request of an Authorized Participant, provide such Authorized Participant, through an EFRP transaction, a portfolio of instruments that differs from the exact composition of the Deposit Instruments but does not differ in NAV. Redemptions of Shares for Deposit Instruments will be subject to compliance with applicable law, and the Fund (whether or not it otherwise permits cash redemptions) reserves the right to redeem Baskets for cash to the extent that it could not lawfully deliver specific Deposit Instruments upon redemptions.

In the event that cash redemptions are permitted or required by the Fund, proceeds will be paid to the Authorized Participant redeeming Shares as soon as practicable after the date of redemption.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, in the event the Authorized Participant that has submitted a redemption request in proper form is unable to transfer all or part of the Baskets to be redeemed to the Fund, at or prior to 3:00 p.m., Eastern Time, on the Business Day after the date of submission of such redemption request, the Distributor will nonetheless accept the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing Shares as soon as possible. Such undertaking shall be secured by the Authorized Participant’s delivery to the Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% of the value of the missing Shares (or some other amount as the Sponsor requires that is greater than 100% of the value of the missing Shares), which the Sponsor may change from time to time, of the value of the missing Shares in accordance with the Trust’s then-effective procedures. The only collateral that is acceptable to the Trust is cash in U.S. dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The Trust’s current procedures for collateralization of missing Shares require, among other things, that any cash collateral shall be held by the Trust’s Custodian, and that the fees of the Custodian and any sub-custodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Authorized Participant. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. The Authorized Participant Agreement permits the Fund to purchase the missing Shares at any time and subjects the Authorized Participant to liability for any shortfall between the cost to the Fund of purchasing such Shares and the cash collateral.

Because the Deposit Instruments of the Fund may trade on the relevant exchange(s) on days that the exchange is closed or are otherwise not Business Days for the Fund, Shareholders may not be able to redeem their Shares, or to purchase or sell Shares on the NYSE Arca, on days when the NAV of the Fund could be significantly affected by events in the relevant markets.

The right of redemption may be suspended or the date of payment postponed with respect to the Fund by the Sponsor in its discretion.

Secondary Market Trading

The NAV per Share of the Fund will change as fluctuations occur in the market value of the instruments held in the Fund’s portfolio. Investors should be aware that the public trading price of a Share may be different from the NAV of a Share (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Share). Similarly, the public trading price of a Share may be different from the per-Share NAV of the Basket in which it was created (i.e., Shares may trade at a premium over, or a discount to, NAV of a Share in any particular Basket) and from the public trading price of other Shares created in the same Basket. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the instruments held in the Fund’s portfolio trading on the exchanges. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

In order to provide updated information relating to the Fund for use by investors and market professionals, an updated “Indicative Fund Value” (“IFV”) is calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca. The IFV is calculated by using the prior Business Day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade prices for the instruments traded by the Fund. The IFV is disseminated on a per Share basis for the Fund every 15 seconds during the NYSE Arca’s Core Trading Session.

The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the NYSE Arca on which the Shares trade and the exchanges on which the Fund’s investments trade.

COMPUTATION OF FUND’S NET ASSET VALUE; VALUATION OF FUND INVESTMENTS

On each Business Day, as soon as practicable after the close of regular trading of Shares on the NYSE Arca (normally, 4:00 P.M., Eastern Time), the Administrator will determine the NAV of the Fund as of that time.

The Fund’s NAV is obtained by subtracting accrued expenses and other liabilities borne by the Fund, if any, from the total value of the assets held by the Fund, as of the time of calculation. The Administrator will also determine the NAV per Share by dividing the NAV of the Fund by the number of Shares outstanding at the time the computation is made.

The NYSE Arca is typically closed on weekends and most national holidays.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited by the Trustee with DTC for the benefit of all Shareholders of the Fund. The global certificate(s) will represent all of the Shares of the Fund outstanding at any time.

Upon the settlement date of any creation or transfer, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created or transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the Shares is limited to DTC Participants, entities that have access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant (“Indirect Participants”), and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be affected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Beneficial owners may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Fund will terminate.

Your rights as a Shareholder generally must be exercised by DTC Participants acting on your behalf in accordance with the rules and procedures of DTC.

THE SPONSOR

The Sponsor

The Sponsor is Metaurus Advisors LLC, a limited liability company formed in the State of Delaware on September 15, 2016. The Sponsor is a wholly owned subsidiary of Metaurus LLC and serves as the commodity pool operator and commodity trading advisor of the Fund. The Sponsor’s principal office is located at 22 Hudson Place, 3rd Floor, Hoboken, NJ 07030. The registration of Metaurus Advisors LLC as a commodity pool operator with the CFTC was approved on June 5, 2017 and its membership with NFA was approved on June 5, 2017. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Fund, pools for which it is so registered. Between its formation date (September 15, 2016), and the date it became registered as a commodity pool operator (June 5, 2017), the Sponsor’s primary business activities were limited to organizing the business and legal infrastructure of the Sponsor, developing the algorithms on which the Underlying Index is based and preparing for the launch of the Fund.

The Sponsor has or will arrange for the: (1) formation of the Trust and establishment of the Fund; (2) the appointment of the Trustee and the Clearing FCM; (3) the registration of Shares with the SEC; and (4) the listing of the Shares on the NYSE Arca.

The Sponsor will make operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Fund, monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of each Underlying Index over time. In addition, the Sponsor is responsible for accepting (or delivering), or causing the Clearing FCM to accept (or deliver), consideration for the Baskets from Authorized Participants to establish (or transfer out) positions on behalf of the Fund.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee in its discretion at any time.

The Sponsor may at any time delegate all or a portion of its duties and responsibilities to another entity, including an affiliate of the Sponsor.

The Trust and the Sponsor will enter into an agreement setting forth, among other things, the Sponsor’s compensation for its services as Sponsor of the Trust.

For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance” beginning on page 32.

Principals of the Sponsor

The Sponsor is a wholly owned subsidiary of Metaurus LLC. Metaurus LLC has been listed as a principal of the Sponsor since April 13, 2017.

Each of Richard Sandulli and Jamie Greenwald is a Co-Chief Executive Officer of the Sponsor. Donald Callahan, Sean Dillon, and Richard Silva are Senior Managing Directors of the Sponsor. Ari Burstein is a Managing Director, General Counsel and Chief Compliance Officer of the Sponsor. Messrs. Sandulli, Greenwald, Callahan, Dillon, Silva and Burstein are each a principal of the Sponsor.

Richard Sandulli. Mr. Sandulli is a co-founder of the Sponsor and has served as its Co-Chief Executive Officer since September 2016 and is a member of its Executive Committee. In his capacity at the Sponsor, Mr. Sandulli is primarily responsible for product development, business development, finance and operations. Effective June 5, 2017, Mr. Sandulli became an Associate Member of the NFA. Effective June 5, 2017, Mr. Sandulli was listed as a principal and was registered with the CFTC as an Associated Person of the Sponsor. Mr. Sandulli has served as Chief Executive Officer of Metaurus LLC, the parent of the Sponsor, since June 2012. In this capacity, Mr. Sandulli is responsible for product development, shareholder relations, finance, supervision of employees and general operations.

Prior to his position with Metaurus LLC, from June 2010 to June 2012, Mr. Sandulli served as President of Fore Research & Management, LP a private multi-strategy hedge fund adviser based in New York. In this capacity, Mr. Sandulli managed the day-to-day operations of the funds including marketing, operations, treasury and compliance. From July 2005 to June 2010, Mr. Sandulli was Managing Director and head of Derivative Securities and Structured Products at Wells Fargo Securities LLC (formerly, Wachovia Securities LLC). From March 1995 until June 2005, Mr. Sandulli was Managing Director and Head of US Structured Equity Derivative Products responsible for global product innovation for Morgan Stanley & Co. LLC in New York. Mr. Sandulli was registered as an Associated Person of Morgan Stanley & Co. LLC from December 17, 1996 until July 10, 2005. Mr. Sandulli also served as a Director of Equity Derivatives for Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) in New York from March 1992 to March 1995.

Jamie Greenwald. Mr. Greenwald is a co-founder of the Sponsor and has served as its Co-Chief Executive Officer since September 2016 and is a member of its Executive Committee. In his capacity at the Sponsor, Mr. Greenwald is primarily responsible for product development, business development, finance and operations. Effective December 6, 2017, Mr. Greenwald became an Associate Member of the NFA. Effective June 2, 2017, Mr. Greenwald was listed as a principal, and effective December 6, 2017 was registered with the CFTC as an Associated Person, of the Sponsor. Mr. Greenwald has served as President of Metaurus LLC since June 2015. In this capacity, Mr. Greenwald is responsible for hiring and supervising service providers and managing the day-to-day business of Metaurus LLC.

Prior to his position with Metaurus LLC, from June 2005 to June 2015, Mr. Greenwald was self-employed and engaged in trading and making investments for his own account. From March 1995 to June 2005, Mr. Greenwald was a Managing Director in charge of the Global Structured Product and Global Product Innovation businesses within the equity division of Morgan Stanley & Co. Incorporated. From March 1990 to March 1995, he was a Managing Director of the U.S.-based Structured Product group at Merrill Lynch, and from July 1986 to March 1990 a vice president in the multi-asset class Structured Products group at Bankers Trust. From November 2006 to November 2012, Mr. Greenwald was a board member of Network Hardware Resale. Since July 2008, Mr. Greenwald has been a founding board member of Transcend Global PTE Ltd., a commodity-focused investment fund based in Singapore. He has also spent substantial time investing in both the commercial real estate markets and the global equity markets.

Donald M. Callahan. Mr. Callahan was appointed the Chief Financial Officer of Metaurus Advisors LLC on March 8, 2019. Since joining the firm in August 2017, he has also served, and continues to serve, as a Senior Managing Director of the Sponsor and its Global Head of Strategy and is a member of its Executive Committee. In his capacity at the Sponsor, Mr. Callahan is primarily responsible for firm finance, strategy, business development and product marketing. Effective December 7, 2017, Mr. Callahan became an Associate Member of the NFA. Effective December 8, 2017, Mr. Callahan was listed as a principal and effective December 14, 2017 was registered with the CFTC as an Associated Person of the Sponsor.

Prior to his position with the Sponsor, from January 2014 to August 2017, Mr. Callahan served as a Managing Principal of Vanbridge LLC, a private firm providing intermediation and advisory services related to insurance, reinsurance and capital markets to the alternative asset management industry in New York. In his position at Vanbridge LLC, Mr. Callahan was responsible for providing insurance and advisory-related services. From December 2012 to December 2013, Mr. Callahan was self-employed by consulting on insurance-related matters. From August 1999 to November 2012, Mr. Callahan was a Managing Director in the financial institutions group within the Global Capital Markets division of Morgan Stanley & Co. LLC in New York. From November 1999 to November 2012, Mr. Callahan was an Associated Person of Morgan Stanley & Co. LLC. From January 1999 to August 1999, Mr. Callahan was unemployed. From July 1995 to January 1999, Mr. Callahan was a Senior Vice President in proprietary trading in the Fixed Income Division of Lehman Brothers Inc. in New York. From July 1995 to January 1999, Mr. Callahan was an Associated Person of Lehman Brothers Inc. From February 1994 to June 1995, Mr. Callahan was a Partner at Jacobson Capital Partners, a private relative value hedge fund based in New York. From July 1985 to February 1994, Mr. Callahan was a Vice President focused on derivatives products in the Fixed Income Division of Goldman Sachs & Co. From June 1986 to February 1994, Mr. Callahan was registered as an Associated Person of Goldman Sachs & Co. LLC.

Sean A. Dillon. Mr. Dillon has served as a Senior Managing Director of the Sponsor and Chief Marketing Officer since joining the firm in July 2017. In his capacity at the Sponsor, Mr. Dillon is primarily responsible for firm technology, marketing, and operations. Effective December 8, 2017, Mr. Dillon became an Associate Member of the NFA. Effective December 18, 2017, Mr. Dillon was listed as a principal and was registered with the CFTC as an Associated Person of the Sponsor.

Prior to his position with the Sponsor, from March 2009 to July 2017 Mr. Dillon served as a Director with Cowen & Company’s Product Management group, responsible for high yield credit and distressed debt content and distribution. In addition, Mr. Dillon was also responsible for the sales trading effort for the firm’s international clients. From December 2008 to March 2009, Mr. Dillon was unemployed. From July 1995 to December 2008, Mr. Dillon was a Director at Credit Suisse Securities USA LLC (“Credit Suisse”), a broker-dealer that provides a variety of capital raising, market making and other financial services, in the firm’s equity division. From November 1995 to February 2009, Mr. Dillon was registered as an Associated Person of Credit Suisse. While at Credit Suisse, Mr. Dillon was the head of the international sales trading group before joining the firm’s multi-asset coverage team focusing on equities, fixed income, and derivatives. From August 1993 to July 1995, Mr. Dillon attended Columbia University Business School. From May 1992 to August 1993, Mr. Dillon was a Vice President at Prudential Fixed Income Advisors. From June 1990 to May 1992, Mr. Dillon worked for Dunavant Commodity Corporation on the New York Cotton Exchange. From April 1991 to May 1991, Mr. Dillon was registered as an Associated Person of Dunavant Commodity Corporation.

Richard P. Silva, Jr. Mr. Silva has been a Senior Managing Director of the Sponsor since joining the firm in October 2018, serves as Chief Investment Officer, and is a member of the firm’s Executive Committee. In his capacity at the Sponsor, Mr. Silva’s primary responsibilities include risk management and the marketing and distribution of Metaurus products and offerings. Effective April 15, 2019, Mr. Silva became an Associate Member of the NFA. Effective April 17, 2019, Mr. Silva was listed as a principal and was registered with the CFTC as an Associated Person of the Sponsor.

Prior to his position with the Sponsor, from July 2005 to September 2018, Mr. Silva held several senior-level positions with Wells Fargo Securities, LLC, a financial services company, including Global Co-Head of Equities and Investment Solutions. Mr. Silva also served as President of Wells Fargo Portfolio Risk Advisors (a division of Structured Asset Investors, LLC, a then SEC-registered investment adviser), specializing in the design and implementation of equity-derivative overlay strategies for institutional investors. From May 2000 to July 2005, Mr. Silva was a Managing Director at Morgan Stanley & Co., Incorporated, a global financial services firm, in the firm’s Structured Equity Products Business. Mr. Silva’s responsibilities included structuring and marketing equity-linked securities to institutional and retail clients of Morgan Stanley & Co., Incorporated. From February 1999 to April 2000, Mr. Silva worked at Imperial Capital, LLC, an investment bank, and was responsible for the risk management of the firm’s structured credit portfolios.

Ari Burstein. Mr. Burstein has been a Managing Director of the Sponsor since joining the firm in November 2017. In his capacity at the Sponsor, Mr. Burstein serves as General Counsel and Chief Compliance Officer and is responsible for the legal, regulatory and compliance matters of the Sponsor. Effective December 14, 2017, Mr. Burstein was listed with the NFA as a principal of the Sponsor.

Prior to his position with the Sponsor, from April 2008 to September 2017, Mr. Burstein served as General Counsel and Chief Compliance Officer of Fore Research & Management, LP, a New York-based SEC registered investment adviser and commodity pool operator, whose clients included hedge funds, managed accounts, and a UCITS (Undertakings for Collective Investment in Transferable Securities) fund. Mr. Burstein was responsible for the legal, regulatory and compliance matters at Fore Research & Management, LP. From January 2004 to March 2008, Mr. Burstein served as a senior counsel at the SEC in the Division of Enforcement in New York where his duties included conducting investigations of potential violations of securities law and recommending further action to the Commission where appropriate.

The Sponsor and its principals and affiliates may trade commodity interests and other instruments for their own accounts. Records of proprietary trading and written policies related to such trading will not be available for inspection by Shareholders. A detailed discussion of actual and potential conflicts of interest is set forth under the heading “Conflicts of Interest” on page 49.

CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the Sponsor to resolve conflicts equitably. Although the Sponsor will attempt to monitor conflicts, no assurances can be provided that the Sponsor will be able to ensure that inherent conflicts will not result in adverse consequences to the Fund or the Shareholders.

One of the primary conflicts inherent in the structure relates to development of the Underlying Index. The Sponsor developed the algorithms on which the Underlying Index is based. Metaurus LLC, the parent of the Sponsor, licensed the Underlying Index to Solactive, which is the index sponsor of the Underlying Index. Metaurus LLC pays a licensing fee to Solactive with respect to the use of the Underlying Index. Solactive pays a portion of such licensing fee to Metaurus LLC to license the algorithms on which the Underlying Index is based. Metaurus LLC will sub-license the Underlying Index to the Fund for free. Although Solactive independently created the methodology on which the Underlying Index is based, there is a possible conflict of interest inherent in the fact that the Underlying Index is established based on the Sponsor’s algorithms, based on the fact that the Sponsor will earn licensing fees from the Solactive with respect to such algorithms, will be able to influence the structure of the Underlying Index, and will have the right to license the algorithms to other third parties, which will benefit the Sponsor and not the Fund. Such licensing fees paid by Solactive to the Sponsor are de minimis.

The Sponsor, in its capacity as the Trust’s commodity pool operator, has chosen itself to serve as the Trust’s commodity trading advisor. The Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Trust. Neither the Sponsor nor its principals currently hold any ownership or beneficial interest in the Fund. In the future, the Sponsor and/or its principals may hold an ownership or beneficial interest in the Fund.

Control of Other Accounts by the Sponsor and its Principals

The Sponsor and its trading principals may manage and/or operate the accounts of clients other than the Fund, which may include other commodity pools. They intend to manage and operate other accounts in the future. In addition, the Sponsor and its principals and affiliates may also trade for their own proprietary accounts. Conflicts that may arise from this trading include:

●	The Sponsor or certain of its principals or affiliates may sometimes take positions in other client or proprietary accounts that are opposite to or ahead of the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for the Fund.

●	Other individual and pooled accounts traded by the Sponsor and its principals in the future may compete with the Fund in entering into and liquidating futures contracts for the Fund to the extent they trade in the same instruments. When similar orders are entered at the same time, the prices at which the Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the Sponsor may be unable to liquidate positions without incurring additional losses. The Sponsor and its principals are required to use an allocation methodology that is fair to all of their customers. The Sponsor will attempt to minimize the impact of different prices received on orders.

●	The Sponsor may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by the Sponsor. The more assets the Sponsor has under management, the more likely it is to be constrained by position limits. In this case, the Sponsor will modify its orders in a manner that will not substantially disproportionately affect the Fund.

As a Shareholder, you will not have access to the trading records of any other accounts that may be managed by the Sponsor and its principals through the Clearing FCM, if any, nor the records of trading accounts that may be managed by the Sponsor and its principals at other commodity brokers, if any.

Resolution of Certain Conflicts of Interest

The Trust Agreement provides that in the case of a conflict of interest between the Sponsor or its affiliates, on the one hand, or the Trust, the Trustee or any Shareholder or any other person, on the other, the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor, such resolution of a conflict of interest will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor.

LEGAL ACTIONS

There have been no administrative, civil or criminal actions, whether pending or concluded, against Metaurus or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC. This section describes the material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which MS&Co. (as defined below) or its subsidiaries is a party or to which any of their property is subject.

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including MS&Co. As a consolidated subsidiary of Morgan Stanley, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s SEC 10-K filings for 2021, 2020, 2019, 2018, and 2017. In addition, MS&Co. annually prepares an Audited, Consolidated Statement of Financial Condition (“Audited Financial Statement”) that is publicly available on Morgan Stanley’s website at www.morganstanley.com. We refer you to the Commitments, Guarantees and Contingencies – Legal section of MS&Co.’s 2020 Audited Financial Statement.

In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.

During the preceding five years, the following administrative, civil, or criminal actions pending, on appeal or concluded against MS&Co. or any of its principals are material within the meaning of CFTC Rule 4.24(l)(2) or 4.34(k)(2):

Regulatory and Governmental Matters.

On September 28, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. regarding violations of CFTC Rule 166.3 by failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on multiple exchanges. The order and settlement required MS&Co. to pay a $500,000 penalty and cease and desist from violating CFTC Rule 166.3.

On November 2, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. for non-compliance with applicable rules governing Part 17 Large Trader reports to the CFTC. The order requires MS&Co. to pay a $350,000 penalty and cease and desist from further violations of the Commodity Exchange Act.

On September 30, 2020, the SEC entered into a settlement order with MS&Co. settling an administrative action which relates to MS&Co.’s violations of the order marking requirements of Regulation SHO of the Exchange Act resulting from its improper use of aggregation units in structuring the Firm’s equity swaps business. The order found that MS&Co. improperly operated its equity swaps business without netting certain “long” and “short” positions as required by Rule 200(c) of Regulation SHO. The order found that the long exposure to an equity security (the “Long Unit”) and the short exposure to an equity security (the “Short Unit”) were not independent from one another and did not have separate trading strategies or objectives without regard to each other, and that the Long and Short Units were not eligible for the exception in Rule 200(f) of Regulation SHO. The order found that MS&Co. willfully violated Section 200(g) of Regulation SHO. MS&Co. consented, without admitting or denying the findings and without adjudication of any issue of law or fact, to a censure; to cease and desist from committing or causing future violations; to pay a civil penalty of $5 million; and to comply with the undertaking enumerated in the order.

Civil Litigation

On August 18, 2009, Relators Roger Hayes and C. Talbot Heppenstall, Jr., filed a qui tam action in New Jersey state court styled State of New Jersey ex. rel. Hayes v. Bank of America Corp., et al. The complaint, filed under seal pursuant to the New Jersey False Claims Act, alleged that the Company and several other underwriters of municipal bonds had defrauded New Jersey issuers by misrepresenting that they would achieve the best price or lowest cost of capital in connection with certain municipal bond issuances. On March 17, 2016, the court entered an order unsealing the complaint. On November 17, 2017, Relators filed an amended complaint to allege the Company mispriced certain bonds issued in twenty-three bond offerings between 2008 and 2017, having a total par amount of $6,946 million. The complaint seeks, among other relief, treble damages. On February 22, 2018, the Company moved to dismiss the amended complaint, and on July 17, 2018, the court denied the Company’s motion. On October 13, 2021, following a series of voluntary and involuntary dismissals, Relators limited their claims to certain bonds issued in five offerings the Company underwrote between 2008 and 2011, having a total par amount of $3,856 million.

On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of the State of New York County (“Supreme Court of NY”). The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $133 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $116 million. On August 11, 2016, the Appellate Division, First Department (“First Department”) affirmed the trial court’s decision denying in part MS&Co.’s motion to dismiss the complaint. At December 25, 2019, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $22 million, and the certificates had incurred actual losses of $58 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $22 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

In August of 2017, MS&Co. was named as a defendant in a purported antitrust class action in the United States District Court for the Southern District of New York (“SDNY”) styled Iowa Public Employees’ Retirement System et al. v. Bank of America Corporation et al. Plaintiffs allege, inter alia, that MS&Co., together with a number of other financial institution defendants, violated U.S. antitrust laws and New York state law in connection with their alleged efforts to prevent the development of electronic exchange-based platforms for securities lending. The class action complaint was filed on behalf of a purported class of borrowers and lenders who entered into stock loan transactions with the defendants. The class action complaint seeks, among other relief, certification of the class of plaintiffs and treble damages. On September 27, 2018, the court denied the defendants’ motion to dismiss the class action complaint. A decision on plaintiffs' motion for class certification is pending.

Settled Civil Litigation

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co., styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., in the Supreme Court of NY. The complaint related to a $275 million credit default swap (“CDS”) referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserted claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co. misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co knew that the assets backing the CDO were of poor quality when it entered into the CDS with CDIB. On March 22, 2021, the parties entered into a settlement agreement. On April 16, 2021, the court entered a stipulation of voluntary discontinuance, with prejudice.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co. and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011, which alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by MS&Co. at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On November 4, 2021, the Firm entered into an agreement to settle the litigation.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleged that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $385 million. The amended complaint raised claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and sought, among other things, to rescind the plaintiff’s purchase of such certificates. On November 25, 2013, July 16, 2014, and May 19, 2015, respectively, the plaintiff voluntarily dismissed its claims against MS&Co. with respect to three of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to plaintiff by MS&Co. was approximately $332 million. On July 13, 2018, the parties reached an agreement in principle to settle the litigation.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co., certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleged that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to plaintiff was approximately $634 million. The complaint alleged causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and sought, among other things, compensatory and punitive damages. On June 26, 2018, the parties entered into an agreement to settle the litigation.

On April 1, 2016, the California Attorney General’s Office filed an action against MS&Co. in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleged that MS&Co. made misrepresentations and omissions regarding residential mortgage-backed securities and notes issued by the Cheyne SIV, and asserted violations of the California False Claims Act and other state laws and sought treble damages, civil penalties, disgorgement, and injunctive relief. On April 24, 2019, the parties reached an agreement to settle the litigation.

Beginning on March 25, 2019, MS&Co. was named as a defendant in a series of putative class action complaints filed in the United States District Court for the SDNY, the first of which is styled Alaska Electrical Pension Fund v. BofA Secs., Inc., et al. Each complaint alleged a conspiracy to fix prices and restrain competition in the market for unsecured bonds issued by the following Government-Sponsored Enterprises: the Federal National Mortgage Association; the Federal Home Loan Mortgage Corporation; the Federal Farm Credit Banks Funding Corporation; and the Federal Home Loan Banks. The purported class period for each suit is from January 1, 2012 to June 1, 2018. Each complaint raised a claim under Section 1 of the Sherman Act and sought, among other things, injunctive relief and treble compensatory damages. On May 23, 2019, plaintiffs filed a consolidated amended class action complaint styled In re GSE Bonds Antitrust Litigation, with a purported class period from January 1, 2009 to January 1, 2016. On June 13, 2019, the defendants filed a joint motion to dismiss the consolidated amended complaint. On August 29, 2019, the court denied MS&Co.'s motion to dismiss. On December 15, 2019, MS&Co. and certain other defendants entered into a stipulation of settlement to resolve the action as against each of them in its entirety. On June 16, 2020, the court granted final approval of the settlement.

Additional lawsuits containing claims similar to those described above may be filed in the future. In the course of its business, MS&Co., as a major futures commission merchant, is party to various civil actions, claims and routine regulatory investigations and proceedings that the General Partner believes do not have a material effect on the business of MS&Co. MS&Co. may establish reserves from time to time in connections with such actions.

THE ADMINISTRATOR, CLEARING FCM, CUSTODIAN AND TRANSFER AGENT, AND DISTRIBUTOR

Administrator

SEI, located at One Freedom Valley Drive, Oaks, PA 19456, serves as Administrator to the Fund. As Administrator, SEI will provide the Fund with all required general administrative services, including, without limitation, office space, equipment, and personnel; clerical and general back office services; bookkeeping, internal accounting and secretarial services; the calculation of NAV; and the coordination or preparation and filing of all reports, registration statements, proxy statements and all other materials required to be filed or furnished by the Fund under federal and state securities laws. As compensation for these services, the Administrator receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Fund.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

Clearing FCM

MS&Co. with principal offices at 1585 Broadway, New York, NY 10036, serves as the Clearing FCM. In its capacity as Clearing FCM, MS&Co. holds the Fund’s futures contracts and other assets that serve as collateral under the Futures Account Agreement, including certain of the Fund’s Treasury Securities, cash and cash equivalents.

The Clearing FCM arranges for the execution and clearing of the Fund’s futures transactions and the in-kind and partial in-kind creation and redemption of Baskets through EFRP transactions. A summary of the material terms of the Futures Account Agreement is disclosed in the “Material Contracts” section.

Custodian and Transfer Agent

BBH, located at 50 Post Office Square, Boston, MA 02110-1548, serves as Custodian and transfer agent of the Fund’s assets. In its capacity as Custodian, BBH has agreed to: (1) make receipts and disbursements of money on behalf of the Fund; (2) collect and receive all income and other payments and distributions on account of the Fund’s portfolio investments; (3) respond to correspondence from shareholders, security brokers and others relating to its duties; and (4) make periodic reports to the Fund concerning the Fund’s operations. BBH does not exercise any supervisory function over the purchase and sale of securities. As compensation for these services, the Custodian receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Fund.

As registrar and transfer agent, BBH has agreed to: (1) issue and redeem Shares of the Fund; (2) make dividend and other distributions to Shareholders; (3) respond to correspondence by Shareholders and others relating to its duties, (4) maintain Shareholder accounts; and (5) make periodic reports to the Fund. As compensation for these services, the Transfer Agent receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Fund.

A summary of the material terms of the Custody and Transfer Agent Agreement is disclosed in the “Material Contracts” section.

Distributor

The Trust has entered into a Distribution Agreement under which SIDCO, with principal offices at One Freedom Valley Drive Oaks, PA 19456, as agent, receives orders to create and redeem Shares in Baskets and transmits such orders to the Trust’s Custodian and Transfer Agent. The Distributor has no obligation to sell any specific quantity of Shares of the Fund. SIDCO will bear the following costs and expenses relating to the distribution of shares: (i) the costs of processing and maintaining records of creations of Baskets; (ii) all costs of maintaining the records required of a registered broker/dealer; (iii) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (iv) all other expenses incurred in connection with the distribution services as contemplated in the Distribution Agreement. The Distribution Agreement provides that the Trust will indemnify SIDCO against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by SIDCO, or those resulting from the willful misfeasance, bad faith or gross negligence of SIDCO, or SIDCO’s reckless disregard of its duties and obligations under the Distribution Agreement. The Distributor, its affiliates and officers have no role in determining the investment policies or which instruments are to be purchased or sold by the Trust or the Fund. The Distributor is not affiliated with the Trust, the Sponsor or any stock exchange.

Additionally, the Sponsor may, from time to time, and from its own resources, pay, defray or absorb costs relating to distribution, including payments out of its own resources to the Distributor or to otherwise promote the sale of Shares.

A summary of the material terms of the Distribution Agreement is disclosed in the “Material Contracts” section.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain of the U.S. federal income tax aspects of an investment in the Fund based upon the Code, Treasury Regulations promulgated thereunder and existing judicial and Internal Revenue Service (“IRS”) interpretations relating thereto, as of the date hereof, any of which could be changed at any time (possibly on a retroactive basis). A complete discussion of all federal, state, local and foreign tax aspects of an investment in the Fund is beyond the scope of this summary, and prospective investors must consult their own tax advisors on such matters. This summary does not discuss proposals to increase U.S. federal tax rates or modify how specific categories are taxed (e.g., capital gain).

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Fund

The Fund expects to be classified as a publicly traded partnership under section 7704 of the Code. The Fund expects to meet the qualifying income exception described below and be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. However, no assurance can be provided that at least 90 percent of the Fund’s income will be qualifying income.

Section 7704 of the Code defines a “publicly traded partnership” as any partnership in which the interests are (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. The Code treats certain publicly traded partnerships as associations taxable as corporations. A publicly traded partnership may nonetheless be treated as a partnership if at least 90 percent of its gross income for each taxable year is in “qualifying income.” Generally, qualifying income includes, among other things, interest, dividends, real property rents, gains from the sale of capital assets, gains from options, futures, or other forward contracts held in relation to the business of investing in securities, and, for certain partnerships, gains from commodities and from futures, forwards, and options with respect to commodities.

If the Fund was classified as an association taxable as a corporation, the Fund would be subject to federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to the Shareholders. In that event, the Shareholders would not be entitled to take into account their distributive shares of the Fund’s income, nor gains, losses, expenses, and credits. Distributions to a Shareholder would be treated as dividends to the extent of the Fund’s current or accumulated earnings and profits, would then be treated as a return of basis to the extent of each Shareholder’s basis in its Shares and would be treated as gain to the extent any remaining distributions exceeded the Shareholder’s basis in its Shares. Overall, treatment of the Fund as an association taxable as a corporation would substantially reduce the anticipated benefits of an investment in the Fund. The Fund must meet the qualifying income exception annually to avoid classification as an association taxable as a corporation.

The remainder of this discussion assumes that the Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of Shares of the Fund that is: (i) an individual citizen or resident of the United States; (ii) a corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes; or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

If an entity classified as a partnership for U.S. federal income tax purposes is a Shareholder in the Fund, the tax treatment of each partner depends on the U.S. federal income tax classification of each partner.

The summary provided below is for informational purposes only. U.S. Shareholders and potential investors should consult their own tax advisors.

U.S. Tax Treatment of Fund and U.S. Shareholder Income

As partnerships, the Fund generally will not be subject to U.S. federal income tax. The Fund will file annual partnership information returns with the IRS that report the taxable income, gain, loss and expenses resulting from the Fund’s operations. Each U.S. Shareholder will be required to report separately on its U.S. federal income tax return its distributive share of the Fund’s ordinary income or loss, net long-term capital gain or loss, and net short-term capital gain or loss. Each Shareholder will receive a Schedule K-1 usually before March 31, each calendar year with respect to the previous year detailing the tax information necessary to complete these returns. Each U.S. Shareholder must report this information, if required, to the IRS regardless of whether the U.S. Shareholder has received or will receive a distribution of cash or other property from the Fund. Accordingly, a U.S. Shareholder may have a U.S. tax liability on its distributive share of the Fund’s income even if the U.S. Shareholder does not receive any distributions from the Fund. Because U.S. Shareholders will be taxed based on the allocations of income and gain from the Fund (for a further discussion of allocations to Shareholders, see Allocations of Fund Income, Gain, Loss and Expenses below), distributions of cash and marketable securities are generally not taxable to U.S. Shareholders to the extent of their tax basis in their Shares. Distributions in excess of tax basis are generally treated as gain from the deemed sale or exchange of Shares (see Tax Basis in Fund Shares and Distributions from the Fund below). In addition, a U.S. Shareholder is deemed to allow brokers and other financial institutions through which the U.S. Shareholder holds its Shares to provide identifying information to the Fund.

The Fund does not anticipate that a Shareholder’s share of income from the Fund will be eligible for the 20% deduction established by the Tax Cuts and Jobs Act for qualified business income. Under this provision, which without further legislation, will sunset after 2025, individuals, trusts, and estates generally may deduct 20% of “qualified business income” of a partnership, S corporation, or sole proprietorship. In addition, “qualified publicly traded partnership income” and certain other income items are eligible for the deduction. Qualified publicly traded partnership income does not include certain investment items, including gains from futures contracts. Therefore, the Fund does not anticipate that a Shareholder’s share of income from the Fund will be eligible for such deduction. However, in certain limited circumstances unlikely to apply to the Fund, a portion of a Shareholder’s gain upon a taxable disposition of Shares or a complete withdrawal may be eligible for the deduction. Prospective investors should consult their tax advisors regarding the deduction for qualified business income.

Interest income received by the Fund is taxed as ordinary income. The Fund may hold debt obligations with “original issue discount.” In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation by the Fund, it generally would be required to treat gains realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund and had not yet been taken into account.

Code Section 1256 contracts, such as futures, most options traded on U.S. exchanges and certain foreign currency contracts, are taxed on a mark-to-market basis. The Fund generally anticipates that the futures contracts in which they invest will be Section 1256 contracts. The gain or loss on these contracts will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Generally, an individual taxpayer can carry back net capital losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts. Generally, to the extent the taxpayer cannot offset past Section 1256 contract gains, he or she can carry forward such losses indefinitely.

Additionally, U.S. Shareholders who are individuals with income exceeding $200,000 ($250,000 if married filing jointly) and certain estates and trusts are subject to a Medicare contribution tax. This 3.8% tax is imposed on “net investment income,” which includes, among other things, potential income sources of the Fund such as interest, dividends and gross income and capital gains derived from passive activities and trading in securities or commodities.

Allocations of Fund Income, Gain, Loss and Expenses

A Shareholder’s distributive share of the Fund’s income, gain, loss, expense or credit for U.S. federal income tax purposes is usually determined in accordance with the allocation provisions of the Fund’s organizational documents, such as the Trust Agreement between the Trustee and the Sponsor.

The Trust Agreement allocates the Fund’s taxable income, gain, loss and expense to the Shareholders using a monthly convention. By investing in the Fund, a U.S. Shareholder agrees to report tax information to the IRS consistently with the income, gain, loss and deduction under the monthly convention and other tax reporting methods used by the Fund. Generally, Shareholders with Shares in the Fund as of the close of the last trading day of a month are allocated a proportionate share of the Fund’s income, gains, losses and expenses from the following month. Because of this one-month delay, Shareholders may be allocated items of the Fund’s income, gain, loss and expense after having disposed of their Shares. Shareholders owning Shares at the close of the Fund’s first month of operations will be allocated a proportionate share of income, gain, loss and deduction from that first month. The Fund generally will use a monthly convention for purposes of certain reverse section 704(c) allocations as well. Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. This may result in a Shareholder being allocated unrealized gain in the Fund’s assets at the time of acquisition or not being allocated a full share of losses.

However, it is possible for the IRS to challenge the allocations outlined in the Trust Agreement. Under Section 704(b) of the Code, an allocation will not be respected if it lacks “substantial economic effect” or is not determined in accordance with the Shareholders’ capital interests in the Fund. If an allocation contained in the Trust Agreement does not meet this test, the IRS will make the allocation in accordance with its own determination of each Shareholder’s interest in the Fund. The Treasury regulations under Section 704(b) of the Code are extremely complex and, in many respects, subject to varying interpretations. The Trust Agreement allocations may be deemed not to comply in all respects with the Treasury regulations’ requirements for having substantial economic effect or for being deemed to be in accordance with the partners’ interests in the partnership. In such an event, some Shareholders’ distributive shares of the Fund’s taxable income may increase, while others’ may decrease.

The Sponsor may use the remedial method of tax allocations as set forth in the Treasury regulations. The Fund expects to have in effect an election under section 754 of the Code, which allows for adjustments to harmonize a Shareholder’s tax basis in the Fund’s assets with the Shareholder’s tax basis in Fund Shares. Under this election, when a Shareholder or Authorized Participant transfers, sells or otherwise disposes of Shares in the Fund, the recipient’s tax basis in the Fund’s assets must be adjusted to the fair market value or purchase price of the Shares at the time of the transfer. These adjustments to a Shareholder’s tax basis in the Fund’s assets may increase or decrease the Shareholder’s tax liability. Because Shareholders and the Authorized Participants will transfer, sell or otherwise dispose of their Shares on a regular basis, the Fund will employ the monthly convention described above to determine ownership of Shares when making adjustments to basis. The section 754 election is irrevocable unless the IRS consents to revocation.

Limitations on Deductibility of Certain Losses and Expenses

Investment expenses of an individual, a trust and an estate are considered miscellaneous itemized deductions. The Tax Cut and Jobs Act suspends the deduction for miscellaneous itemized expenses and an overall limit on itemized deductions for taxable years beginning January 1, 2018 through December 31, 2025. During these taxable years, non-corporate taxpayers will not be permitted to deduct miscellaneous itemized deductions, including their share of certain Fund expenses. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, such items will be deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income. The Code will also restrict the ability of an individual with an adjusted gross income in excess of a specified amount to deduct itemized deductions such that miscellaneous itemized deductions in excess of 2% of adjusted gross income, together with an individual’s other itemized deductions, will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For U.S. federal income tax purposes, certain organizational expenses incurred by the Fund may be amortized over a 180-month period. Other organizational and offering expenses must be capitalized. Neither the Fund nor any Shareholder will be entitled to any deduction for syndication expenses, nor may these expenses be amortized by the Fund or any Shareholder.

The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. The Fund’s income and loss are not expected to be from passive activity under the Code.

Tax Basis in Fund Shares and Distributions from the Fund

A Shareholder’s tax basis in Shares of the Fund may affect the tax consequences to the Shareholder from a disposition of Shares, a distribution from the Fund or an allocation of taxable loss from the Fund. A Shareholder’s tax basis in its Shares is initially the sum of any cash and the Shareholder’s tax basis in securities or other property that it contributes to the Fund. Certain positive and negative adjustments are later made to a Shareholder’s initial tax basis of its Shares. A Shareholder’s tax basis is increased principally by (i) any additional contributions made by the Shareholder to the Fund, (ii) the Shareholder’s distributive share of the Fund income, and (iii) the amount, if any, of the Shareholder’s share of the Fund’s liabilities. A Shareholder’s tax basis is decreased, but not below zero, principally by (w) actual distributions of cash from the Fund to the Shareholder, (x) the tax basis of other property actually distributed from the Fund to the Shareholder, (y) the amount of the Shareholder’s distributive share of the Fund’s losses, and (z) any reduction in the Shareholder’s share of the Fund’s liabilities. Special rules apply in determining the basis of an interest in a partnership which has been transferred in a taxable transaction or by reason of death. Each prospective investor should consult with its own tax advisor with regard to such transfers. Generally, a cash distribution to a U.S. Shareholder will be taxable only to the extent it exceeds the U.S. Shareholder’s basis in its Shares. In such case, the excess of cash over tax basis would generally be treated as gain from the deemed sale or exchange of Shares and be taxable as capital gain. Distributions of property other than cash (or certain ordinary income type assets) are generally not taxable, although any unrealized gain (the excess of the distributed property’s fair market value over its tax basis) with respect to such property may be taxable upon the subsequent disposition of such property.

Creation and Redemption of Baskets of Shares

Authorized Participants will regularly create and redeem Baskets of Shares in the Fund. The Fund generally does not anticipate that these transactions will trigger any material direct tax consequences to Shareholders (other than the Authorized Participant or, if relevant, the holder of Shares for which the Authorized Participant is acting). However, the Fund expects to have in effect an election under section 754 of the Code (for a discussion of the section 754 election, see Allocations of Fund Income, Gain, Loss and Expense above). Accordingly, an Authorized Participant’s creation or redemption of Baskets of Shares may impact a Shareholder’s tax basis in the Fund’s assets and such tax basis could impact the amount of gain or loss allocated to a Shareholder when the Fund disposes of assets. In addition, if the Fund must sell or otherwise dispose of Fund assets to honor a redemption request from an Authorized Participant, the gain or loss triggered by the sale of the Fund’s underlying assets will be allocated to the Shareholders.

Disposition of Shares

A U.S. Shareholder generally will recognize capital gain or loss on the sale or other taxable disposition of Shares or upon a complete withdrawal from the Fund. The amount of gain or loss recognized is the amount of cash, the fair market value of other property received, and the U.S. Shareholder’s pro rata share of the Fund’s liabilities less the U.S. Shareholder’s adjusted tax basis (see Tax Basis in Fund Shares and Distributions from the Fund, above for a discussion of adjustments to tax basis) in its Shares. Capital gain from Shares held for more than one year is considered long-term capital gain and may be eligible for reduced tax rates. U.S. Shareholders should, however, note that under certain circumstances, such as a disposition of Shares by a corporate U.S. Shareholder, all or a portion of the gain may be ineligible for the reduced capital gain tax rates or may be taxable as ordinary income. Lending Shares of the Fund pursuant to a securities lending program may result in negative tax consequences for a Shareholder, including a deemed disposal of the Shares for U.S. federal income tax purposes.

Audits and Adjustments to Tax Liability

The Fund’s tax returns are subject to review by the IRS and other taxing authorities, which may dispute the Fund’s tax positions. There can be no assurance that these authorities will not adjust the tax figures reported in the Fund’s returns. Any recharacterizations or adjustments resulting from an audit may require each Shareholder to pay additional income taxes and interest and possibly result in an audit of other items on the Shareholder’s own return, and any audit of a Shareholder’s return could result in adjustments of the Fund’s income and deductions. Any adjustment would give rise to interest and could give rise to penalties.

Generally, upon an IRS audit, the tax treatment of Fund items will be determined at the Fund level pursuant to administrative or judicial proceedings conducted at the Fund level. In the event of an IRS audit, Shareholders will not participate in the proceedings. The Sponsor will act as the “partnership representative,” as that term is defined in section 6223 of the Code, and have the authority to act on behalf of the Fund. Any adjustment that results in additional tax under these procedures (including interest and penalties thereon) will be assessed and collected at the Fund level in the current taxable year, with the Shareholders indirectly bearing such cost, unless the Fund makes an election to issue adjusted K-1s to those Shareholders that were Shareholders in the taxable year subject to audit. Therefore, unless the Fund elects otherwise, the Fund may be directly responsible in the current taxable year for the income tax liability resulting from an audit adjustment that relates to a prior taxable year in which a Shareholder did not own an interest in the Fund or in which the Shareholder’s ownership percentage has since changed. The full implications of these new rules are not yet known and Shareholders should consult their tax advisers regarding the potential implications of this new audit regime.

Tax Shelter Disclosure Rules

As part of its campaign against abusive tax shelter activity, the U.S. Treasury Department has adopted regulations which may require special filings and record retention for numerous transactions that are not conventionally regarded as tax shelters. There are significant penalties imposed on an investor for failing to comply with the filing and recordkeeping requirements. Depending upon the nature of transactions effected by the Fund that result in losses, when the Fund files its tax return it may be required to make a special report of its transactions to the IRS on Form 8886. These reporting requirements may also apply to U.S. Shareholders. For example, a U.S. Shareholder who is an individual, an S corporation or a trust (or a partnership with one of the foregoing as a partner), and whose allocable share of Fund losses equals or exceeds $2,000,000 in any year or an aggregate of $4,000,000 in any combination of taxable years, will also be required to file an IRS Form 8886 with his tax return. For corporate Shareholders, the thresholds are $10,000,000 in any one year or $20,000,000 over a combination of taxable years.

If the Fund effects a transaction that it believes is reportable, it will advise the affected investors. An investor should consult his own tax advisors about his filing obligations with respect to his investment in the Fund and should keep a copy of this document and other information supplied to him in connection with his investment, as he may be required to report the name and address of all persons to whom he paid a fee and who either promoted, solicited or recommended his investment in the Fund or to whom he paid a fee for tax advice regarding the investment.

If an investment in the Fund or the Fund’s transactions are “reportable transactions,” the Sponsor is required to maintain records, including investor lists containing identifying information, and to furnish those records to the IRS upon demand. The Sponsor may also be required to file an information return with the IRS with respect to a reportable transaction. Under the above rules, a Shareholder’s recognition of a loss of $2,000,000 for a Shareholder that is an individual, an S corporation or a trust or $10,000,000 for a Shareholder that is a corporation upon its disposition of its Shares could also constitute a “reportable transaction” for such Shareholder. Investors should consult with their advisors concerning the application of these reporting obligations to their specific situations.

There are significant penalties imposed on both an investor and the Sponsor for failing to comply with the filing and record keeping requirements. The Sponsor intends to comply with any applicable disclosure requirements and to maintain any required investor lists and other records. U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Tax-Exempt Organizations or Retirement Accounts

Generally, an exempt organization (including, but not limited to, a qualified pension or profit sharing plan exempt under Section 501(a) of the Code or a charitable organization) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

This general exemption from tax, however, does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. UBTI includes income that is not substantially related to its exempt purpose or function and “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. Acquisition indebtedness arises when (a) property is acquired using debt, or (b) if the debt obligation is not contemporaneous with the acquisition, the debt would not have been incurred except for the acquisition and, in the case of debt incurred after the acquisition, the debt obligation was reasonably foreseeable by the acquiring party. To the extent the Fund recognizes income (e.g., dividends, interest, and income from futures contracts, forwards, or other derivatives) from securities with respect to which there is acquisition indebtedness during a taxable year, the proportion of such income that will be treated as UBTI by a tax exempt organization generally will be equal to the proportion by which the “average acquisition indebtedness” incurred with respect to such securities bears to the “average amount of the adjusted basis” of such securities during the taxable year. To the extent the Fund recognizes capital gains from securities with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such acquisition indebtedness is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of capital losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

As the calculation of the Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of leverage used by the Fund from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Shareholder which is an exempt organization. An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to the same unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

In addition, income or gain realized on an investment in the Fund by an exempt organization will result in UBTI if the exempt organization incurs acquisition indebtedness in connection with its purchase of Shares in the Fund. Any exempt organization that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such exempt organization has more than one unrelated trade or business.

To the extent that the Fund generates UBTI, the applicable federal tax rate for such a Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will be required to report to a Shareholder which is an exempt organization information as to the portion of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will be subject to a 100% U.S. federal excise tax on any UBTI it recognizes. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. Certain tax organizations that are private educational institutions will be subject to a 1.4% excise tax on their net investment income. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

Non-U.S. Shareholders

For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of Shares of the Fund that is not a U.S. Shareholder as defined above. Prospective non-U.S. investors are urged to consult with their U.S. tax advisors regarding the U.S. federal income, state and local tax consequences before investing in the Fund.

A Non-U.S. Shareholder is generally subject to U.S. federal income tax on any income that is “effectively connected” with a U.S. trade or business (“ECI”). If the Fund was engaged in a U.S. trade or business, each Non-U.S. Shareholder would in turn be deemed to be engaged in a U.S. trade or business, and the Non-U.S. Shareholder’s distributive share (for a discussion of a Shareholder’s distributive share from the Fund, see U.S. Shareholders—Allocations of Fund Income, Gain, Loss and Expense above) of Fund income would be ECI. ECI is subject to net basis withholding, and the Fund would generally be required to withhold from any allocations or distributions of ECI to a Non-U.S. Shareholder an amount calculated based on the Non-U.S. Shareholder’s net income using the highest U.S. federal income tax rate (or the lower rate specified by an applicable income tax treaty). Additionally, a corporate Non-U.S. Shareholder could be subject to an additional branch profits tax at a rate of 30% (or the lower rate specified by an applicable income tax treaty) on effectively connected net earnings and profits that are not retained in the U.S. branch. The Fund, however, does not expect to be engaged in a U.S. trade or business and accordingly do not anticipate that any Non-U.S. Shareholder will be allocated any ECI. Any amounts withheld from a Non-U.S. Shareholder by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

A Non-U.S. Shareholder is additionally subject to U.S. federal income tax on its distributive share of income from U.S. sources that are fixed, determinable, annual or periodic, such as interest, dividends, rents, and royalties but is not connected with any U.S. trade or business (“FDAP”). FDAP income is subject to 30% withholding on a gross basis. Any amount withheld by the Fund from a non-U.S. Shareholder’s FDAP income will be treated as a distribution to the Non-U.S. Shareholder. The Fund expects that all or a portion of a Non-U.S. Shareholder’s distributive share of interest income from the Fund will be eligible for the so-called “portfolio interest exemption,” which generally exempts a Non-U.S. Shareholder from U.S. federal tax withholding on interest income paid on a debt obligation that is in “registered form,” as defined in the Code, and certain other requirements are satisfied. The Fund will not withhold on a Non-U.S. Shareholder’s distributive share of interest income eligible for the portfolio interest exemption if the Non-U.S. Shareholder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying its non-U.S. status and certain other identifying information.

A Non-U.S. Shareholder will generally not be subject to U.S. federal income tax withholding on gain recognized upon the sale, disposition or taxable exchange of Shares or its distributive share of Fund gains. However, an individual Non-U.S. Shareholder will be subject to U.S. federal income tax at the rate of 30% (or a lower tax treaty rate) on the gain derived from the sale, disposition or taxable exchange of Shares if (i) such individual is present in the United States for 183 days or more during the taxable year (on a calendar year basis unless the individual has previously established a different taxable year) and (ii) such gain is derived from U.S. sources. Generally, the source of gain upon the sale, disposition or taxable exchange Shares is determined by the place of residence of the Shareholder. For purposes of determining the source of gain, however, the Code defines residency in a manner that may result in an individual who is otherwise a non-resident alien with respect to the U.S. being treated as a U.S. resident. Each potential individual Non-U.S. Shareholder who anticipates being present in the U.S. for 183 days or more in any taxable year should consult his tax advisor with respect to the possible application of this rule. Additionally, special rules may apply to a Non-U.S. Shareholder that (a) has an office or other fixed place of business in the United States to which such a dividend or gain is attributable or (b) is subject to tax as a U.S. expatriate, a controlled foreign corporation, a passive foreign investment company, or a corporation that accumulates earnings to avoid U.S. federal income tax. These persons in particular are urged to consult their U.S. tax advisers before investing in the Fund.

The Foreign Account Tax Compliance Act, as codified in sections 1471 through 1474 of Code, imposes a 30% withholding tax on U.S.-source dividends, interest and other income items, paid to (i) foreign financial institutions unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (a) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (b) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Prospective non-U.S. investors should discuss the potential consequences of the Foreign Account Tax Compliance Act with their U.S. tax advisors before investing in the Fund.

Certain U.S. State and Local Taxation Matters

In addition to the U.S. federal income tax consequences described above, all prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, expense and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the U.S. jurisdiction in which it is a resident, if any. In addition to being taxed in its own state or locality of residence, a Shareholder may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund or the entities in which the Fund invests that are treated as partnerships, if any, are considered to be doing business. Prospective investors should consult with their own advisors as to the applicability of such rules in jurisdictions that may require or impose a filing requirement.

Backup Withholding

The Fund will be required to withhold and remit to the Treasury Department (“backup withholding”) such amounts withheld from any distributions paid to a Shareholder who: (i) has failed to provide a correct taxpayer identification number; (ii) is subject to back-up withholding by the IRS; (iii) has failed to certify to the Fund that such Shareholder is not subject to backup withholding; or (iv) has not certified that such Shareholder is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amount withheld may be credited against a Shareholder’s U.S. federal income tax liability.

PROSPECTIVE INVESTORS IN THE TRUST MUST CONSULT THEIR INDEPENDENT TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN PARTICULAR TAX SITUATION UNDER U.S. FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL, FOREIGN AND OTHER LAWS BEFORE SUBSCRIBING FOR SHARES.

ERISA AND RELATED CONSIDERATIONS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in Section 3(3) of ERISA and subject to Title I of ERISA (an “ERISA Plan), or of a “plan” as defined in and subject to Section 4975 of the Code (an “Individual Retirement Plan”) who has investment authority or discretion should consider before deciding to invest the plan’s assets in the Fund (the ERISA Plans, together with Individual Retirement Plans, the “Plans,”) and such fiduciaries with investment authority or discretion being referred to herein as “Plan Fiduciaries”. The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary or its own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners) and individual retirement accounts described in Section 408 of the Code.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, is diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor (the “DOL”), which can be found at 29 C.F.R. Section 2501.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”), contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). The Plan Asset Regulation provides that assets of an entity will not be considered assets of a Plan that purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception referred to as the “25% Test,” pursuant to which the assets of an entity will not be considered assets of any ERISA Plan if Benefit Plan Investors (as defined below) hold less than 25% of any class (within the meaning of ERISA) of equity interests of the entity. A “Benefit Plan Investor” means, for purposes of this prospectus: (1) any ERISA Plan, (2) any Individual Retirement Plan, (3) any entity whose underlying assets constitute plan assets by reason of investment in the entity by plans described in clauses (1) or (2) directly above, or (4) in some cases, the general account of an insurance company. For purposes of the 25% Test, an entity is considered to hold plan assets only to the extent of the percentage of the equity interest held by Benefit Plan Investors. In addition, the 25% Test is applied by disregarding the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Fund currently relies on the Publicly-Offered Security Exception. In the event that the Fund can no longer rely on the Publicly-Offered Security Exception, the aggregate investment in the Fund by Benefit Plan Investors equals or exceeds 25% of the equity of one or more classes of shares of the Fund, such that the 25% Test exception is not available, the assets of the Fund would be treated as “plan assets” for purposes of ERISA and the Plan Asset Regulation, and the Sponsor would be deemed a fiduciary (as defined in ERISA and the Code) with respect to each Benefit Plan Investor investing in the Fund. In addition, if the assets of the Fund were treated as “plan assets” for purposes of ERISA and the Plan Asset Regulation, the Sponsor would be subject to the general prudence and fiduciary responsibility provisions of ERISA with respect to each Benefit Plan Investor (other than any Individual Retirement Plan) investing in the Fund. Because it is not expected that the Sponsor will qualify as an “investment manager” as defined in Section 3(38) of ERISA, the Plan Fiduciary, trustee or other delegator will likely not benefit from an otherwise proper delegation as provided in Sections 402(c)(3), 403(a)(2) and 405(d)(1) of ERISA. The purchase of the Shares would be deemed to constitute an acknowledgment by the Sponsor of its status as a fiduciary under ERISA with respect to such investing Benefit Plan Investor (other than any Individual Retirement Plan) during any period where the assets of the Fund would be treated as “plan assets.”

When deciding to invest in the Fund, fiduciaries of Benefit Plan Investors should consider among other factors: (i) whether the investment in the Fund is prudent for the Benefit Plan Investor; (ii) the role of the investment as part of the Benefit Plan Investor’s overall portfolio and the overall diversification of that portfolio; (iii) whether the investment in the Fund is prohibited under ERISA or Code Section 4975; (iv) whether the investment is permitted under the Benefit Plan Investor’s governing documents; and (v) whether the investment in the Fund will result in any adverse tax implications to the Benefit Plan Investor.

ERISA and the Code impose certain duties, obligations and responsibilities on fiduciaries to Plans and prohibit acts of fiduciary self-dealing and certain transactions between Plans and “parties-in-interest” or “disqualified persons” (as such terms are defined in ERISA and the Code, respectively). During any period when the assets of the Fund is subject to ERISA, the prohibited transaction rules under ERISA and the Code may restrict the Fund from engaging in certain transactions in which it might otherwise engage if it were not subject to such rules. However, both ERISA and the Code provide for various exemptions from the prohibited transaction rules that could permit the Sponsor to conduct the business of the Fund. The Fund and the Sponsor intend to rely on such exemptions to avoid the Fund from engaging in prohibited transactions during any period where the assets of the Fund would be treated as “plan assets.”

To comply with an exemption from ERISA’s prohibited transaction rules under Section 408(b)(2) of ERISA, applicable DOL regulations require a plan fiduciary to determine that the services provided to the plan are “necessary” and that contracts or arrangements for services, and the cost to the plan of those services, are “reasonable” (all as defined by the regulations under ERISA). For a service contract or arrangement of an ERISA Plan that is a “covered plan” (in general, employee pension benefit plans) to be reasonable, the regulations require a “covered service provider,” such as a fiduciary to an investment fund or other entity that is treated as holding “plan assets” for purposes of ERISA, to disclose certain information to a responsible plan fiduciary about the services it will provide to the ERISA Plan and the compensation it will receive, including “indirect” compensation, i.e., compensation that it expects to receive in connection with the services from sources other than the plan or plan sponsor, that the responsible plan fiduciary can then use for purposes of making the required determinations. In the event that the Fund is deemed to hold plan assets for purposes of ERISA, information required by the regulations under Section 408(b)(2) of ERISA will be provided to the responsible plan fiduciary to the extent not otherwise included in this prospectus.

If the “DOL” or the IRS determines that any transaction entered into by the Fund constitutes a non-exempt prohibited transaction, the party-in-interest or disqualified person involved in the transaction would be liable to pay an excise tax and the fiduciary would generally be required to eliminate the prohibited transaction by rescinding the transaction and restoring to the Benefit Plan Investor any loss resulting from such prohibited transaction.

All ERISA Plans are required to file Form 5500 annual reports with the DOL setting forth the fair market value of all of their assets. Plans will be required, under general reporting and disclosure rules, to include information regarding each asset held by the Fund if the Fund holds plan assets. The Fund will provide an investing Plan with information reasonably requested by a Plan that is necessary to complete its annual report in accordance with applicable legal requirements.

To protect ERISA Plan investors against loss as a result of fiduciary misconduct, Section 412 of ERISA requires that fiduciaries be bonded in an amount equal to the lesser of 10% of the ERISA Plan’s investment or $500,000 (or, in certain circumstances, $1,000,000).

Section 403(a) of ERISA generally requires that all plan assets be held in trust. During such period as the assets of the Fund is deemed plan assets, the DOL regulations provide that the holding in trust requirement is satisfied for entities such as the Fund if the indicia of an ERISA Plan’s ownership of an interest in the Fund is held in trust by the ERISA Plan’s trustees. The Fund’s Custodian and/or Clearing FCM will hold any cash or cash equivalents or short-term investments and DTC will hold the indicia of ownership of the Plan’s investment in the Fund, within the jurisdiction of the U.S. district courts as required by Section 404(b) of ERISA and the regulations thereunder.

Review by Plan Fiduciaries

Each purchaser of any Share that is a Benefit Plan Investor or a Plan Fiduciary will be deemed to have represented by its acquisition of Shares that: (1) none of the Sponsor or any of its affiliates has provided or will provide advice with respect to the purchase of Shares by a Benefit Plan Investor, and (2) the Plan Fiduciary is exercising its own independent judgment in evaluating the acquisition of such Shares.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the Clearing FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

LEGAL MATTERS

Thompson Hine LLP has advised the Sponsor in connection with the Shares being offered hereby. Thompson Hine LLP also advises the Sponsor with respect to its responsibilities as Sponsor, and with respect to matters relating to, the Trust and the Fund. The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger. Sidley Austin LLP has prepared the sections entitled “Certain U.S. Federal Income Tax Consequences” and “ERISA and Related Considerations.”

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or the Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

EXPERTS

The financial statements of the Fund is incorporated in this prospectus by reference to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 which includes the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

MATERIAL CONTRACTS

Administration Agreement

SEI serves as administrator of the Fund pursuant to the terms of an administration agreement among the Sponsor, Trust and the Administrator (the “Administration Agreement”). As Administrator, SEI performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services performed by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration Agreement has an initial term of three years and, after the initial term, will continue in effect for successive three-year periods unless terminated by any party giving written notice to each other party of non-renewal at least ninety (90) days prior to the last day of the then current term. The Administration Agreement may also be terminated, among other reasons, by any party giving prior notice in writing to the other parties if at any time: the other party or parties have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under the Administration Agreement (such notice shall be of the specific asserted material breach); and (ii) the party receiving the notice shall not have remedied the noticed failure within sixty (60) days after receipt of the notice requiring it to be remedied.

The Trust will indemnify, defend and hold harmless the Administrator from and against all losses incurred by the Administrator, and the Administrator will have no liability in connection with, any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of: (i) any act or omission of the Administrator in carrying out its duties or as a result of the Administrator’s reliance upon any instructions, notice or instrument that the Administrator believes in good faith to be genuine and signed or presented by an authorized person of the Trust; provided that the indemnification shall not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services provided under the Administration Agreement; (ii) any violation by the Trust or any agent of the Trust of any applicable investment policy, law or regulation, unless caused by the negligence or willful malfeasance of the Administrator or its delegates or agents; (iii) any material misstatement or material omission in Trust disclosure and other documents and information regarding the Trust provided by the Trust; (iv) any breach by the Trust of any representation, warranty or agreement contained in the Administration Agreement; (v) any act or omission of the Trust, a special third party vendor, the Trust’s other service providers (such as custodians, prime brokers, transfer agents, investment advisers and sub-advisers); provided that the indemnification will not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services under the Administration Agreement; (vi) any pricing error caused by the failure of the Sponsor to provide a trade ticket or for incorrect information included in any trade ticket; or (vii) any act or omission of the Administrator as a result of the Administrator’s compliance with certain specified regulations, including, but not limited to, returning an investor or Authorized Participant’s investment or restricting the payment of redemption proceeds; provided that this indemnification shall not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services.

Futures Account Agreement

MS&Co. serves as the Fund’s Clearing FCM pursuant to the terms of a commodity futures customer agreement among the Sponsor, on behalf of the Fund, severally and not jointly, and the Clearing FCM (the “Futures Account Agreement”). As Clearing FCM, MS&Co. serves as the Fund’ clearing broker and as such arranges for the execution and clearing of the Fund’s futures transactions.

The Futures Account Agreement may be terminated upon 90 days’ notice by the Fund or MS&Co., by written notice to the other.

The Fund agrees to compensate MS&Co. for, and hold MS&Co. and its affiliates, officers, employees, successors, assigns and agents harmless against any and all loss, liability, cost, damages, penalties, or taxes arising out of or relating to the Fund’s account or any transaction therein, except in the case of MS&Co.’s gross negligence, fraud or willful misconduct.

Custodian and Transfer Agent Agreement

Pursuant to the terms of a custodian and transfer agent agreement among the Trust, on behalf of the Fund, severally and not jointly, and BBH (the “Custody TA Agreement”), BBH serves as custodian of all instruments and cash at any time delivered to the Custodian by the Fund during the term of the Custody TA Agreement. The Custody TA Agreement authorizes the Custodian to hold the Fund’s securities in the name of the Custodian or the names of its nominees. Pursuant to the terms of the Custody TA Agreement, the Custodian may deposit and/or maintain the investment assets of the Fund in a securities depository and may appoint a subcustodian to hold investment assets of the Fund. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody TA Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Custody TA Agreement has an initial term of two years. After the initial term, the Custody TA Agreement will continue in effect for successive one-year periods unless either party terminates the Custody TA Agreement upon at least ninety (90) days written notice. Notwithstanding the foregoing, either party may terminate the Custody TA Agreement at any time: (a) for cause, which is a material breach of the Custody TA Agreement not cured within sixty (60) days by the other party, in which case termination shall be effective upon written receipt of notice by the non-terminating party; or (b) upon thirty (30) days written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Fund held by the Custodian or any sub-custodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custody TA Agreement.

The Trust will indemnify BBH as transfer agent and custodian (and each subcustodian), and their respective agents, nominees and the partners, employees, officers and directors, and will hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of the Custody TA Agreement and any instruction from the Trust, provided that the Trust will not be responsible for indemnifying any person to the extent such losses, claims or liabilities arose from the negligence or willful malfeasance of BBH or any of its sub-custodians, agents, nominees, partners, employees, affiliates, officers or directors.

Distribution Agreement

SIDCO serves as distributor of the Fund pursuant to the terms of a distribution agreement among the Trust and the Distributor (the “Distribution Agreement”). As distributor, SIDCO assists the Trust and the Administrator with certain functions and duties relating to distribution and marketing of the Shares including reviewing and approving marketing materials.

The Distribution Agreement has an initial period of two years and, after the initial term, will continue in effect for successive one-year periods unless terminated by either party upon sixty (60) days’ prior written notice.

The Trust will indemnify, defend and hold harmless the Distributor, each of its directors, officers, principals, representatives, employees and each person, if any, who controls, is controlled by or is under common control with, the Distributor within the meaning of Section 15 of the Securities Act (collectively, the “Distributor Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any of the Distributor Indemnified Parties may become subject, arising out of or based upon (i) any claim that the registration statement or any prospectus, shareholder report, item of sales literature and advertisements, other information filed or made public by the Trust or any document incorporated by reference into any of the foregoing (collectively, the “Covered Documents”) included or includes an untrue statement of a material fact or that any Covered Documents omitted or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim as such expenses are incurred; (ii) any claims of infringement or misappropriation of the intellectual property rights of a third party against the Distributor arising out of or based on the use by the Distributor of any intellectual property of such third party, including, without limitation, indexes, strategies or trademarks that serve as the basis for the Fund or are used by the Fund (the “Intellectual Property”) in connection with its duties as Distributor pursuant to the Distribution Agreement, regardless of whether such third party’s rights or claims of rights to such Intellectual Property were disclosed to Distributor and (iii) any breach of any representation, warranty or covenant made by the Trust in the Distribution Agreement; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises directly out of or is directly based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein or the gross negligence or willful misconduct of the Distributor. Notwithstanding the foregoing, any person under common control with the Distributor within the meaning of Section 15 of the Securities Act will not be considered a Distributor Indemnified Party unless such person assists the Distributor with providing services under the Distribution Agreement.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Fund a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This prospectus does not contain all of the information contained in the Registration Statement, including the exhibits to the Registration Statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund and the Shares, please refer to the Registration Statement, which you may view at the internet website the SEC maintains at www.sec.gov.

The Fund is subject to the informational and reporting requirements of the Exchange Act, and the Sponsor will file periodic and current reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the Securities Act of 1933. The SEC maintains an internet website at www.sec.gov that contains information regarding issuers that file electronically with the SEC. The reports and other information the Sponsor files with the SEC are available for inspection on the SEC’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, along with any amendments thereto, which have been incorporated by reference into this prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this prospectus.

The Sponsor will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with reports required by the CFTC and NFA, including, but not limited to, annual audited financial statements certified by independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. In addition, each month the Sponsor will post on its website (http://www.metaurus.com) such information relating to the Shares as the CFTC and NFA may require to be given to participants in commodity pools (like the Fund) and any such other information as the Sponsor may deem appropriate. You will be provided with appropriate information to permit you (on a timely basis) to file U.S. federal and state income tax returns with respect to your Shares. Additional reports may be posted online at the Sponsor’s website in the discretion of the Sponsor or as required by regulatory authorities.

DISCLAIMERS

NYSE Arca Disclaimer

Shares of the Fund are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the Shares of the Fund or any member of the public regarding the ability of the Fund to track the total return performance of its Underlying Index or the ability of an Underlying Index to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of an Underlying Index, nor in the determination of the timing of, prices of, or quantities of Shares of the Fund to be issued, nor in the determination or calculation of the equation by which the Shares are redeemable. NYSE Arca has no obligation or liability to owners of the Shares of the Fund in connection with the administration, marketing or trading of the Shares of the Fund.

NYSE Arca does not guarantee the accuracy and/or the completeness of an Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Trust on behalf of the Fund as licensee, licensee’s customers and counterparties, owners of the Shares of the Fund, or any other person or entity from the use of the subject index or any data included therein in connection with the rights licensed as described herein or for any other use. NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to an Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Sponsor Disclaimer

The Sponsor does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein, and the Sponsor shall have no liability for any errors, omissions or interruptions therein. The Sponsor makes no warranty, express or implied, to the owners of Shares of the Fund or to any other person or entity, as to results to be obtained by the Fund from the use of its Underlying Index or any data included therein. The Sponsor makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall the Sponsor have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Solactive Disclaimer

The Fund is not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Underlying Index and/or the Underlying Indexes Trademarks or the Solactive index pricing level at any time or in any other respect. The Underlying Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Underlying Index is calculated correctly. Irrespective of its obligations towards the Fund, Solactive has no obligation to point out errors in the Underlying Index to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Underlying Index. Neither publication of the Underlying Index by Solactive nor the licensing of the Underlying Index or any trademark associated with the Underlying Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument or does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this prospectus. The Trust incorporates by reference the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your written or oral request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

Metaurus Equity Component Trust

c/o Metaurus Advisors LLC

22 Hudson Place, 3rd Floor

Hoboken, NJ 07030

Telephone: (201) 683-7979

These documents may also be accessed through the web at http://www.metaurus.com or as described under “Where You Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Annual, quarterly and current reports and other information are on file with the SEC and may be viewed by accessing www.sec.gov, the internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding the Trust and the Fund and other issuers that file reports with the SEC.

GLOSSARY

Each of the following terms in the prospectus has the meaning set out below:

“Advisers Act”—The U.S. Investment Advisers Act of 1940, as amended.

“Advisory Committee”— The Fund will maintain an advisory committee which, at the Sponsor’s discretion, will be consulted with respect to potential conflicts of interest and other matters concerning the operations of the Fund.

“Authorized Participant”—A person who, at the time of submitting to the Sponsor, or any trust administrator appointed by the Sponsor, a purchase or redemption order: (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a DTC Participant and a member of the NSCC; (4) has entered into an Authorized Participant Agreement; and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Fund.

“Authorized Participant Agreement”—An agreement that sets out the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions.

“Basket”—A block of Shares equaling 50,000 Shares for the Dividend Fund.

“Business Day”—Any day on which the NYSE Arca is open for business, including any partial-day opening.

“Calculation Agent” or “Solactive”—Solactive AG serves as calculation agent. The Calculation Agent is solely responsible for calculating and maintaining the Metaurus Dividend Index.

“Cash Component”—An amount of cash in U.S. dollars exchanged in part for Shares.

“CEA”—The U.S. Commodity Exchange Act, as amended.

“CFTC”—The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CME” —The Chicago Mercantile Exchange.

“Clearing FCM” or “MS&Co.”—Morgan Stanley & Co. LLC, or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Fund.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Covered Person”—Means the Trustee, the Sponsor and their respective Affiliates and their respective directors, officers, principals, representatives, partners, manager, agents, employees and members.

“Custodian” or “BBH”—The custodian for the Fund is Brown Brothers, Harriman & Co. which also acts as the transfer agent for the Fund.

“Cut-Off Time”—The earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the Fund’s primary listing exchange.

“Deposit Instruments”—A designated portfolio of securities and other financial instruments constituting an approximate replication of the Fund’s Underlying Index.

“Dividend Points Index”—The S&P 500 Dividend Points Index (Annual).

“DTC”—The Depository Trust Company, or its successor.

“DTC Participant”—An entity that has an account with DTC.

“EFRP”—An off market transaction which involves the swapping (or exchanging) of an over-the-counter (“OTC”) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

“ERISA”—The U.S. Employee Retirement Income Security Act of 1974, as amended.

“ETF”—An exchange-traded fund.

“Exchange Act”—The United States Securities Exchange Act of 1934, as amended.

“Federal Reserve”—The U.S. Federal Reserve System.

“FINRA”—The Financial Industry Regulatory Authority.

“IFV”— Indicative Fund Value, which will be calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca.

“Index Components”—The components of an Underlying Index.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Purchase Date”—February 5, 2018.

“Investment Company Act”—The U.S. Investment Company Act of 1940, as amended.

“IRS”—The Internal Revenue Service.

“JOBS Act”—The Jumpstart Our Business Startups Act of 2012.

“Metaurus Dividend Index”—Metaurus U.S. Cumulative Dividends Index—Series 2027. For an explanation of how the Metaurus Dividend Index is calculated, see “Description of the Metaurus Dividend Index.”

“NAV”—The net asset value.

“NFA”—The National Futures Association.

“NSCC”—The National Securities Clearing Corporation.

“NYSE Arca”—NYSE Arca, Inc.

“Plans”—Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code.

“Portfolio Deposit”—The Deposit Instruments and the Cash Component constitute the Portfolio Deposit, which represents the minimum initial and subsequent investment amount for a Basket of the Fund.

“S&P 500”—The S&P 500® Index.

“S&P 500 Dividend Futures Contracts”—Annual S&P 500 Dividend Index futures contracts traded on CME.

“S&P 500 Index Futures Contracts”—Quarterly S&P 500 Index futures contracts traded on CME.

“SEC”—The Securities and Exchange Commission of the United States.

“SEI” or the “Administrator”—SEI Investments Global Fund Services, the administrator of the Fund.

“SIDCO” or the “Distributor”—SEI Investments Distribution Co., the distributor of the Fund.

“Shares”—Units representing fractional undivided beneficial interests in, and ownership of, the net assets of the Fund.

“Shareholders”—Shareholders of the Fund.

“Sponsor” or the “Sponsor”—Metaurus Advisors LLC, a limited liability company formed in the State of Delaware. The Sponsor is registered with the CFTC as a commodity pool operator.

“Treasury Securities”—U.S. treasury securities.

“Trust”—The Metaurus Equity Component Trust, a Delaware statutory trust.

“Trust Agreement”—The amended and restated declaration of trust between the Sponsor and the Trustee.

“Trustee”—Wilmington Trust, N.A., a national banking association.

“Underlying Index”—The Metaurus Dividend Index.

FINANCIAL STATEMENTS

The audited financial statements of the Fund for the fiscal year ended December 31, 2021 are incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022.

Metaurus Equity Component Trust

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

$956,125,025

PROSPECTUS

May 9, 2022

STATEMENT OF ADDITIONAL INFORMATION

Dated May 9, 2022

To

Metaurus Equity Component Trust

(A Delaware Statutory Trust)

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

This is a speculative investment which involves risk of loss.

See “Risk Factors” beginning on page 11 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

Page
The Commodity Futures Markets	76
EXHIBIT A PRIVACY POLICY	Ex. A-1

THE COMMODITY FUTURES MARKETS

The following section provides a descriptive overview of the commodity futures markets. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Fund and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.

Commodity Futures

Commodity futures contracts are, generally, contracts made on a commodity exchange or other trading facility (these may be referred to collectively as “exchanges”) that provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts on certain commodities may also be privately negotiated (i.e., traded over-the-counter) in certain circumstances.

A “trading facility” is, generally, a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated (designated) contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the United States is the CME Group (including the Chicago Mercantile Exchange, the New York Mercantile Exchange, Inc., the Chicago Board of Trade and the International Monetary Market). Some of these exchanges operate a traditional “open outcry” market for certain contracts traded on the exchange. Each of these exchanges operates electronic trading facilities for its contracts. Some exchanges are electronic only. Investors should note that various government agencies have investigated practices engaged in on the floors of the CME Group and certain New York exchanges, and a number of floor brokers in the CME Group were indicted and some were convicted for certain trading practices. Bids and offers for contracts traded on electronic trading facilities are matched by predetermined automated execution algorithms.

Exchange-traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange-traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2017 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2017 wheat on the same exchange. In such an instance, the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage fees and exchange and clearing fees, represents the profit or loss to the trader.

Derivatives contracts are, generally, agreements, contracts or transactions entered into by two (or more) parties directly or through a trading facility, the value of which is determined by reference to the asset that underlies the contract. Futures contracts are derivatives.

Regulation

Exchanges in the U.S. and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency responsible for the regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”). On July 21, 2010, the President of the United States signed into law major financial services reform legislation in the form of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, grants the CFTC and the SEC broad rulemaking authority to implement various provisions of the Dodd-Frank Act, including comprehensive regulation of the derivatives market.

While some provisions of the Dodd-Frank Act have either already been implemented through rulemaking by the CFTC and/or the SEC or must be implemented through future rulemaking by those and other federal agencies, such regulatory or legislative activity may not necessarily have a direct, immediate effect upon the Fund. The effects of the regulatory requirements under the Dodd-Frank Act are unclear and the changes in costs of trading or impact on the Fund’s investment strategies, if any, are not yet fully known.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as “contract markets” and that all trading on such exchanges must be done by or through exchange members. The CFTC and SEC have adopted and implemented some but not all rules and regulations required by the Dodd-Frank Act.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” The Sponsor is registered as a commodity pool operator. Registration as a commodity pool operator requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or a commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

The Clearing FCM, the Fund’s commodity broker, is also subject to regulation by and registration with the CFTC as a “futures commission merchant.” With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, Shareholders may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

The CFTC and U.S. exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans and cotton. In addition, U.S. exchanges have established speculative position limits or accountability levels for certain commodity contracts for which no such limits have been established.

The CFTC has also adopted rules with respect to the treatment of positions held by commodity pools, such as the Fund, for purposes of determining compliance with speculative position limits. Futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the Shareholders. All of the positions held by all accounts owned or controlled directly or indirectly by the Sponsor and its principals, if any will be aggregated with the Fund’s positions controlled by the Sponsor. Depending upon the total amount of assets being managed in both the Fund’s account and other accounts controlled directly or indirectly by the Sponsor, such position limits may affect the ability of the Sponsor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

The 2008 amendments to the CEA authorized the CFTC to establish speculative position limits on any significant price discovery contract (“SPDC”). SPDCs are, generally, over-the-counter contracts that are traded at a volume sufficient to cause the over-the-counter price to impact the price of an exchange-traded contract.

The Dodd-Frank Act also authorized the CFTC to establish speculative position limits in all futures and swap markets. In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and options contracts and physical commodity swaps that are “economically equivalent” to such contracts.

In addition, pursuant to authority in the CEA, NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration and other functions to NFA. The Sponsor is a member of NFA.

The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the Sponsor does not imply that the CFTC has passed upon or approved this offering or the Sponsor’s qualifications to act as described in this prospectus.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures contract for the foreign currency. Oil, power, other energy companies and airlines, among others, may also use commodity markets to hedge obligations they incur in operating their businesses. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his or her capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodity trades made by the Fund will be for speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund’s assets.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures are higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his or her broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. The Sponsor may require the Fund to meet its standard customer margin requirements, which may be greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Fund trading, the Fund and not the Shareholders personally, will be subject to the margin calls.

EXHIBIT A: PRIVACY NOTICE

PRIVACY POLICY

of the Sponsor, the Trust and the Fund

Commitment to Investors

The Sponsor, the Trust and the Fund (“We”) are committed to respecting the privacy of personal information investors entrust to the Trust and the Fund in the course of doing business.

Information Collected About Investors

The Sponsor, on behalf of the Trust and the Fund, collects non-public personal information from various sources, including from the investors and from nonaffiliated third parties. For instance, forms may include names, addresses, and social security numbers. We receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Fund or third parties, such as the Fund’s service providers. The Sponsor, on behalf of the Trust and the Fund, uses such information provided by investors or their representatives to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How We Handle Investors’ Personal Information

We do not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. We may share information about investors with certain third parties who are not affiliated with us to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Fund is essential. Other examples of nonaffiliated parties We may share investor non-public personal information with may include accountants, attorneys, administrators, transfer agents, custodians and broker-dealers.

We may also disclose your nonpublic personal information as described above to nonaffiliated third parties that perform marketing services on our behalf. We do not engage in joint marketing.

How We Safeguard Investors’ Personal Information

Any party that receives this information pursuant to the foregoing will be authorized to use it only for the services required and as allowed by applicable law or regulation, and will not be permitted to share or use this information for any other purpose. To protect this information, We permit access only by authorized employees who need access to that information to in order to perform their jobs. To protect your nonpublic personal information from unauthorized access and use, We use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

We will adhere to the policies and practices described in this notice for both current and former customers of the Fund.

If you have any concerns about this policy and our processing of your nonpublic personal information, please contact us using the contact information contained in this document.

Ex A-1